UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Matrix Service Company
(Name of Registrant as Specified in Its Charter)

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MATRIX SERVICE COMPANY

2025 Annual Meeting & Proxy Statement

OUR PURPOSE.

At Matrix, our purpose is to create long-term value for our employees, business partners, shareholders, and communities everywhere, improving quality of life through the work we do.

To fulfill this purpose, we must be profitable, innovative, and growth-oriented, delivering our services safely, with high quality, and on time, resulting in strong customer relationships.

THE MATRIX WAY.

Foundational to our work and to inspiring our people is our commitment to living our core values.

OUR CORE VALUES.

- SAFETY
- INTEGRITY
- STEWARDSHIP
- COMMUNITY INVOLVEMENT
- POSITIVE RELATIONSHIPS
- DELIVER THE BEST

STEWARDSHIP

A MESSAGE FROM OUR CHAIRMAN.

JOHN D. CHANDLER

As the Chairman of the Board for Matrix Service Company, I want to take this opportunity to extend my gratitude for your ongoing support and commitment to the company. Your trust empowers us to confidently navigate the complexities of the market with determination and purpose.

The Board of Directors remains steadfast in our commitment to representing the interests of all stakeholders. We take this fiduciary duty very seriously, regularly challenge the company's management team, and are resolutely focused on ensuring that the company delivers results that will not only meet your expectations but consistently exceed them. Together with management, we are driving the company's strategic growth objectives while firmly adhering to our core values and sustainability principles.

Our opportunity set for Matrix remains incredibly strong. Entering fiscal 2026, the company has maintained near-record backlog of approximately $1.4 billion, with two of our largest projects—both LNG-related —in-flight. Admittedly though, the market was challenging over the last year, which resulted in continued delays on some projects. These challenges resulted from uncertainties around energy regulation, tariffs, and tax structures, as well as economic concerns attributable to significant inflation. And while some of these issues remain somewhat unresolved, we are gaining greater clarity which we believe will clear the way for more project starts in the coming year.

Given the challenges we faced over the last year, our management team took the time in 2025 to reshape the business to be more successful. Under the guidance and support of the Board, senior leadership continued to refine the company's organizational structure, reducing costs, closing offices, and realigning management to help ensure that Matrix can win, execute, and deliver on the significant opportunities ahead. This realignment not only positions Matrix for growth but also reinforces the company's commitment to continuous improvement and the deepening of its long-standing client relationships.

I am confident that with our organizational efficiency changes and the mounting demand for critical infrastructure, Matrix Service Company and our stakeholders are poised for remarkable success.

Matrix remains one of the premier engineering and construction companies in the energy and industrial space, with long-standing relationships with many of our clients. And our dedicated employees bring the skills and expertise necessary to capitalize on the many opportunities forthcoming. As a Board, we are confident the management team has the right strategy to succeed going forward.

Annual Meeting Details and Your Vote. As we wrap up fiscal 2025, I invite you to join us at our 2025 Annual Meeting of Stockholders on Wednesday, November 4, 2025, at 10:00 a.m. Central Time. This meeting will be held virtually, enhancing your engagement and ensuring you have all the rights and opportunities typically available at an in-person gathering.

Detailed information on participation and voting will be included in the Notice of 2025 Annual Meeting of Stockholders provided in this Proxy.

In preparation for the Annual Meeting, I encourage you to explore our Fiscal 2025 Sustainability Report. Here, you can learn more about the significant milestones achieved thus far, particularly on the issues our Materiality Assessment identified as most important to all stakeholders.

Your vote is crucial—regardless of the number of shares you hold. Active participation shapes the Company's future; your voice is paramount in our decision-making processes. By voting, you reinforce our collective commitment to progress and growth as we move forward with shared confidence.

In closing, I want to express the Board's deep appreciation for the relentless dedication of our employees to continuous improvement, the steadfast support from our long-standing clients, and the trust you—our stockholders—have placed in our senior leadership team and the Board. Together, we can forge a prosperous future.

Sincerely,

John D. Chandler
Chairman of the Board

FY 2025 HIGHLIGHTS.

769.3M
REVENUE, A 6% YEAR-OVER-YEAR INCREASE

$1.38B
NEAR RECORD HIGH BACKLOG AT 6/30/25

0.9x
BOOK-TO-BILL AT 6/30/25

SAFETY HIGHLIGHTS.

TOTAL RECORDABLE INCIDENT RATE

FY 2024
0.91
FY 2025
0.51

44%
YEAR-OVER-YEAR IMPROVEMENT

DAYS AWAY, RESTRICTED OR TRANSFERRED

FY 2024
0.28
FY 2025
0.21

25%
YEAR-OVER-YEAR IMPROVEMENT

STRATEGIC TRANSFORMATION.

Transformed the company's operational structure to ensure that Matrix **WINS, EXECUTES,** and **DELIVERS** on the significant opportunities ahead through a leaner, flatter organization delivering greater efficiency and effectiveness, improved competitiveness, and improved speed and agility.

FY 2025 SUSTAINABILITY MILESTONES.

- Implemented utility aggregator software to assist with capturing actual usage data
- Affirmed our ESG strategy
- Ensured we have the processes in place to meet climate-related and other regulatory reporting requirements specific to ESG
- Engaged senior leadership to evaluate and update our climate-related risks, opportunities, financial impact thresholds, and timeframes
- Worked with third-party experts to identify and establish methodology for reporting on Scope 3 emissions for our corporate and regional offices

Notice of 2025
ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m. CT
November 4th, 2025

Online link:
VirtualShareholderMeeting.com/**MTRX2025**

RECORD DATE AND VOTING.

You are entitled to vote if you were a stockholder of record at the close of business on September 12th, 2025 (the "Record Date"). Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at the meeting. There were 28,068,535 shares of our common stock outstanding on the Record Date.

The proxy statement and Annual Report on Form 10-K are available online at **investors.matrixservicecompany.com and proxyvote.com**. The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

- The date and time of the virtual meeting;
- A list of the matters intended to be acted on and our recommendations regarding those matters;
- Any control/identification numbers that you need to access your proxy card; and
- Information about virtually attending the meeting and voting.

Stockholders will be able to ask questions during the meeting through the "Ask A Question" text box on the meeting page or by submitting them ahead of the Annual Meeting to **IR@MatrixServiceCompany.com**

ITEMS OF BUSINESS.

1. To elect seven members to our Board of Directors, each for a term extending until our 2026 Annual Meeting of Stockholders or until their successors have been elected or qualified.
2. To ratify our Audit Committee's engagement of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2026.
3. To conduct an advisory vote to approve named executive officer compensation.
4. To approve the Matrix Service Company 2026 Employee Stock Purchase Plan.
5. To approve the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan.

By order of the Board of Directors,

Justin D. Sheets
Vice President, Legal and Operations Services
September 24th, 2025

PROXY VOTING.

Your vote is important. Please vote via proxy promptly so your shares can be represented, even if you plan to virtually attend the Annual Meeting. You can vote by internet, by telephone, or by using the accompanying proxy card.

proxyvote.com | **1 800 690 6903** | **Proxy card instructions**

GOVERNANCE HIGHLIGHTS.

At Matrix, we believe strong governance cultivates **a culture grounded in accountability and transparency** which is essential to ensuring stakeholder trust and achieving long-term success. Ultimately, our governance structure serves as the foundation for sustainable growth and resilience in an increasingly complex business environment. It establishes the framework for all our decision-making, helps us mitigate risks, and enhances operational efficiency.

Board independence	Five out of seven of our directors are independent
Board composition	• Currently the Board consists of seven directors • The Board annually assesses its performance through Board and committee self-evaluations • The Governance Committee leads the full Board in considering Board competencies and refreshment in light of company strategy
Board committees	We have five standing Board Committees: Nominating and Corporate Governance, Audit, Compensation, Project Risk, and Strategy.
Leadership structure	• Our Chairman works closely with our CEO and provides feedback to management • Among other duties, our Chairman is involved in setting the Board's agenda
Risk oversight	• Our full Board is responsible for risk oversight, and it has designated committeees to have particuar oversight of certain key risks • The Board oversees management as management fulfills its responsibilities for the assessment, mitigation, and taking of appropriate risks
Open communication	• We encourage open communication and strong working relationships among the Chairman and other directors • Our directors have direct access to management and employees
Direct stock ownership	Our directors are required to own 5 times their annual base retainers in shares of the company common stock or are required to hold certain shares acquired under company equity awards
Accountability to stockholders	• We actively reach out to our stockholders through our engagement program • Stockholders can contact the Board, Chairman or management through our investor relations website or by regular mail
Management succession planning	• The Board actively monitors our succession planning and people development • At least once a year, the Board reviews senior management succession and development plans

MATRIX SERVICE COMPANY
15 E. 5th St., Ste. 1100
Tulsa, OK 74103
PROXY STATEMENT - TABLE OF CONTENTS
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ii

MATRIX SERVICE COMPANY
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 4, 2025
This proxy statement, along with a proxy card and our 2025 Annual Report, is first being posted online for our stockholders on or about September 24, 2025
SOLICITATION AND REVOCATION OF PROXIES
The Board of Directors (the “Board”) of Matrix Service Company (“Matrix”, the “Company”, “we”, “our” or “us”) solicits your proxy for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment thereof. This year’s Annual Meeting will be a virtual meeting conducted solely online via live webcast and can be attended by visiting www.virtualshareholdermeeting.com/MTRX2025. This proxy statement and accompanying proxy card were first posted online on or about September 24, 2025. Stockholders of record on September 12, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting, which will begin promptly at 10:00 a.m. (CT) on November 4, 2025. We encourage you to access the Annual Meeting webcast 15 minutes prior to the start time to provide ample time for check-in and to ensure that you can hear audio prior to the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting, please call the technical support number that will be posted on the virtual annual meeting page for assistance. Technical support will be available 15 minutes prior to the start of the Annual Meeting.
If you properly execute and return the accompanying proxy card or vote your proxy by Internet or telephone, your shares will be voted in accordance with your directions. If your proxy is executed and returned with no directions, those shares will be voted FOR each of the Board’s nominees in respect to Proposal 1 and FOR Proposals 2, 3, 4 and 5. In addition, the proxy confers authority on the persons named on the proxy card to vote, at their discretion, on any other matters properly presented at the Annual Meeting. The Board is not currently aware of any other such matters. You may revoke your proxy at any time before it is voted by executing a subsequent proxy and sending it to Justin D. Sheets, Corporate Secretary, Matrix Service Company, 15 E. 5th St., Ste. 1100, Tulsa, OK 74103, or by a later dated vote by Internet or by telephone. You may also revoke your proxy by attending and voting at the Annual Meeting. Virtual attendance at the meeting will not itself constitute revocation of a proxy.
We are making our proxy materials available by Internet to expedite your receipt of these materials, reduce the cost of printing and distributing the proxy materials and lower the cost and environmental impact of our Annual Meeting. Beginning on September 24, 2025, we mailed or e-mailed you a “Notice of Internet Availability of Proxy Materials” (“E-Proxy Notice”) with instructions on how to access our proxy materials over the Internet (or, at your preference, on how to request paper copies of the materials) and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, please follow the instructions included in the E- Proxy Notice.
HOW TO VOTE
You can vote in any of the following ways:
•
Internet. Vote on the Internet at www.proxyvote.com by following the online instructions. If you have Internet access, we encourage you to record your vote on the Internet. The deadline for voting through the Internet is 11:59 p.m. Eastern Time on November 3, 2025.

•
Telephone. Vote by telephone by calling 1-800-690-6903 and following the instructions provided by the recorded message. The deadline for voting by telephone is 11:59 p.m. Eastern Time on November 3, 2025.

•
Mail. If you requested a paper copy of the proxy materials, you may vote by completing, signing, and dating the proxy card and returning it in the enclosed, postage-paid envelope. The deadline for receipt by mail is before 11:59 p.m. Eastern Time on November 3, 2025.

•	Meeting. You may attend and vote at the virtual Annual Meeting by:
•	Accessing www.virtualshareholdermeeting.com/MTRX2025;

•	If you are a registered stockholder, have your 16-digit control number located on your E-Proxy Notice or your proxy card (if you received a printed copy of the proxy materials) available; and
•
If you hold your shares in “street name”, have your 16-digit control number provided to you by your bank or broker available. If you hold your shares in “street name” and do not have your 16-digit control number, please contact your bank or broker prior to the Annual Meeting.

To vote prior to the Annual Meeting if you hold your shares in “street name”, follow the instructions of your bank or broker.
We will bear the cost of this solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, electronically or by other means but will receive no additional compensation for such solicitation. We will cause banks and brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock they hold of record. We will reimburse all reasonable out-of-pocket forwarding expenses.

STOCKHOLDERS ENTITLED TO VOTE
At the close of business on the Record Date, there were 28,068,535 shares of our common stock, par value $0.01 per share, outstanding. Each outstanding share of our common stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of common stock as of the Record Date is required for a quorum for the transaction of business.
If you hold your shares through an account with a bank or broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which your broker does not have discretionary authority. This is called a “broker non-vote”.
Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board. Abstentions may be specified on all proposals. The following vote is needed in order for the various proposals to be adopted:
Proposal 1 - Election of Directors: The affirmative vote of a majority of the votes cast at the meeting is required for the election of directors. This means that the number of shares voted for a director nominee must exceed the number of votes cast against that nominee in order to elect that nominee in an uncontested election. With respect to the election of directors, you may vote for or against each nominee. If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes do not count as votes for or against the nominee’s election.
Proposal 2 - Ratification of Independent Registered Public Accounting Firm: The appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2026 will be ratified if a majority of the shares of common stock present or represented by proxy at the Annual Meeting vote in favor. If you do not instruct your broker how to vote with respect to this item, your broker is permitted to vote your shares in its discretion with respect to this proposal. Abstentions will have the effect of a vote against the proposal.
Proposal 3 - Advisory Vote on Executive Compensation: The approval, on an advisory basis, of the compensation paid to our named executive officers named in this proxy statement requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal.
Proposal 4 - Approval of the Matrix Service Company 2026 Employee Stock Purchase Plan: The approval of the Matrix Service Company 2026 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal.
Proposal 5 - Approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan: The approval of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan to increase the maximum authorized shares under the plan by 1,025,000 shares requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to this proposal. Abstentions and broker non-votes will have the effect of a vote against the proposal.

PROPOSAL NUMBER 1:
Election of Directors
Our organizational documents provide that the number of directors on the Board be fixed from time to time by the Board but shall not be less than three nor more than 15 persons. The Board size is currently fixed at seven members. Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.
In accordance with the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously nominated the seven nominees identified below. The Board recommends that you vote “For” the election of its seven nominees. Proxies solicited by the Board will be voted “For” all seven nominees unless stockholders specify otherwise in their proxies.
If, at the time of the Annual Meeting, any nominee is unavailable, the discretionary authority provided in the proxies solicited by the Board may be used to vote for a substitute or substitutes who may be recommended by the Nominating and Corporate Governance Committee and whom the Board may propose to replace such nominee. The Board has no reason to believe that any substitute nominee will be required.
Each of our directors possesses a combination of attributes that qualifies him or her for service on the Board. The directors were specifically recruited for these attributes, which include business experience specifically related to the industries in which we operate, knowledge derived from specialized education or training such as accounting, legal and finance, and senior executive management experience that demonstrates leadership qualities and a practical understanding of organizations, processes, business strategies, risk management and how to drive change and growth. We believe that the qualifications, skills and experiences of the directors, individually and collectively, have resulted in the Board being highly effective. The specific skills for each director are listed below:
Board of Directors - Strategic Experience

	Jose L. Bustamante	Martha Z. Carnes	John D. Chandler	Carlin G. Conner	John R. Hewitt	Liane K. Hinrichs	James H. Miller
Public Company Board Experience	✔	✔	✔	✔	✔	✔	✔
Strategic Leadership	✔	✔	✔	✔	✔	✔	✔
Financial Expertise/Literacy	✔	✔	✔	✔	✔	✔	✔
Industry Experience	✔	✔	✔	✔	✔	✔	✔
Risk Management Oversight	✔	✔	✔	✔	✔	✔	✔
Environmental, Social and Governance	✔	✔	✔	✔	✔	✔	✔
International Business	✔	✔		✔	✔	✔	✔
Mergers and Acquisitions	✔	✔	✔	✔	✔	✔	✔
Information Technology	✔	✔		✔	✔		✔

Director Nominee Profiles
Jose L. Bustamante

Age: 61 Director Since: June 2022 Committees: ● Audit ● Compensation ● Nominating and Corporate Governance ● Project Risk
Mr. Bustamante served as an Executive Vice President of Business Development & Strategy at Fluor Corporation (“Fluor”) from February 2015 to May 2020. Before that, Mr. Bustamante served as Senior Vice President of Business Development, Marketing and Strategic Planning - Energy & Chemicals Business at Fluor from 2013 until June 2015. From 2009 to 2013, he served as Head of Middle East Operations in Abu Dhabi at Fluor and led Business Development for Europe, Africa and Middle East Regions. He joined Fluor in 1990 and served Fluor in a number of executive assignments and international locations, including Spain, the United Kingdom, the United States of America, Puerto Rico, Chile, Brazil, Nigerian and the United Arab Emirates. While working for Fluor, Mr. Bustamante gained more than 30 years of experience in sales and operations in the engineering and construction industry, focused on oil, gas, chemicals, mining, industrial and infrastructure. From August 2023 to August 2024, Mr. Bustamante served as an Expert Consultant for Boston Consulting Group. Prior to that, he served as Country Manager for ESAsolar from January 2021 to May 2022. His previous Board memberships include Fluor Arabia Ltd (FAL) and Fluor Kuwait. Mr. Bustamante received a Bachelor’s degree in Economics and Business Studies from C.U.N.E.F., Universidad Complutense, Madrid, Spain; a Masters degree in Business Administration from the University of Houston, Texas and is a graduate of the Thunderbird University International Management Program.

Skills and Qualifications:

Mr. Bustamante’s extensive leadership positions of increasing responsibility with a large multi-national industrial EPC contractor led to the conclusion that Mr. Bustamante should serve as a Director. Mr. Bustamante has significant international operational experience and a thorough understanding of the challenges and risks that face industrial construction contractors. Mr. Bustamante is also knowledgeable on the business development and strategy for many of the key markets that we serve.

Martha Z. Carnes

Age: 65 Director Since: July 2017 Committees: ● Audit (Chair) ● Compensation ● Nominating and Corporate Governance
Ms. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a thirty-four year career with the firm. She was an assurance partner serving large, publicly traded companies in the energy industry. Ms. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader in the United States where she led the firm’s energy and mining assurance, tax, and advisory practices. Ms. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She also serves on the Board and is the Lead Independent Director and Chair of the Audit Committee of Core Laboratories Inc., a company that provides reservoir description and production enhancement services to the oil and gas industry. In addition, she is a member of the Board of Directors and Chair of the Audit Committee of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics. Ms. Carnes is also a Member Representative of Ohio Valley Midstream LLC, a member managed limited liability corporation, and she is a member of the Board of Trustees at Texas Children’s Hospital and the Board of the Barbara Bush Houston Literacy Foundation. From September 2017 to June 2019, she was a member of the Board of Directors and served on both the audit and conflicts committees of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners LP. Ms. Carnes received her B.B.A. in accounting from the University of Texas at Austin and is a certified public accountant.

Skills and Qualifications:

The specific experience, qualifications, attributes or skills that led to the conclusion Ms. Carnes should serve as a Director include her extensive expertise in financial oversight and financial reporting, and her broad accounting knowledge gained from working with and auditing public companies in the energy industry and her operational and leadership experience at PwC. The Board has determined that Ms. Carnes qualifies as a financial expert as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

John D. Chandler

Age: 55 Director Since: June 2017 Board Chair Committees: • Strategy
Mr. Chandler served as Senior Vice President and Chief Financial Officer for The Williams Companies, Inc. (“Williams”) from August 2017 to December 2021. Beginning in January 2022, he served as an advisor to the CFO before retiring from Williams on March 31, 2022. Mr. Chandler served as a director for WPZ GP LLC, the general partner of Williams Partners LP, from September 2017 to August 2018 when Williams Partners LP became a wholly-owned subsidiary of Williams. Mr. Chandler currently serves on the board of directors and as chair of the audit committee for LSB Industries. Previously, Mr. Chandler served as a director and as chair of the audit committee of USA Compression GP, LLC, the general partner of USA Compression Partners, LP. He also previously served on the board of directors and the audit committee of CONE Midstream GP, LLC, the general partner of CONE Midstream Partners LP, and on the board of directors and audit committee of Green Plains Holdings LLC, the general partner of Green Plains Partners LP. From 2009 until his retirement in March 2014, Mr. Chandler served as Senior Vice President and Chief Financial Officer of Magellan GP, LLC, the general partner of Magellan Midstream Partners, LP. From 2003 until 2009, he served in the same capacities for the general partner of Magellan Midstream Holdings, L.P. From 1999 to 2002, Mr. Chandler was Director of Financial Planning and Analysis and Director of Strategic Development for a subsidiary of Williams. From 1992 to 1999, Mr. Chandler held various accounting and finance positions with MAPCO Inc. Mr. Chandler received his B.S. and B.A. in accounting and finance from the University of Tulsa.

Skills and Qualifications:

The specific experience, qualifications, attributes or skills that led to the conclusion Mr. Chandler should serve as a Director include his long history of service in senior corporate leadership positions, his extensive experience in the energy industry, his extensive financial oversight expertise and his understanding of complex financial matters gained from his experience as a CFO of two large publicly traded companies.

Carlin G. Conner

Age: 57 Director Since: August 2020 Committees: ● Audit ● Compensation (Chair) ● Nominating and Corporate Governance ● Strategy
Since March 2021, Mr. Conner has served as Chief Executive Officer of International Matex Tank Terminals, Inc. Previously, from April 2020 to March 2021, Mr. Conner served as senior advisor of Riverstone Holdings. He was president, chief executive officer, and a director of SemGroup Corp. (“SemGroup”), a publicly-traded company engaged in gathering, transportation, storage, distribution, marketing and other midstream services primarily in the U.S. and Canada, from April 2014 until January 2020. He also served as chair of the board of directors, president and chief executive officer of the general partner of Rose Rock Midstream, L.P. (“Rose Rock”), a publicly traded master limited partnership and subsidiary of SemGroup, which owned and operated a diversified portfolio of midstream energy assets, from 2014 until September 2016. From 2000 to 2014, Mr. Conner served in various leadership roles with Oiltanking GmbH and affiliates (“Oiltanking”), a German-based independent worldwide storage provider of crude oil, refined petroleum products and liquid chemicals. During his nearly 14 years with Oiltanking, he focused on international business development, operations and strategy. From 2012 to 2014, Mr. Conner served as global managing director of Oiltanking, and he served as chair of the board of directors of the general partner of Oiltanking Partners, L.P., a publicly traded master limited partnership engaged in independent terminaling, storage and transportation of crude oil, refined petroleum products and liquefied petroleum gas, from 2011 to 2014. From 2012 to 2014, Mr. Conner also served as an executive board member of Marquard & Bahls, AG, the parent company of Oiltanking, where he was instrumental in defining a new strategy for the energy supply, trading, and logistics business across Europe, the Americas, Asia, and Africa. Mr. Conner holds a bachelor’s degree in environmental science from McNeese State University.

Skills and Qualifications:

Mr. Conner provides more than 28 years of experience in the midstream industry and executive level experience gained through his services with SemGroup and Oiltanking and their affiliates as described above. He also has substantial board experience related to management and oversight of a publicly-traded master limited partnership. His industry knowledge and board experience allow him to be a valuable contributor to the Board.

John R. Hewitt

Age: 67 Director Since: May 2011 Committees: ● Project Risk ● Strategy (Chair)
Mr. Hewitt is our President and CEO. He has spent his entire career in the engineering, procurement, and construction industry. Prior to joining Matrix in May 2011, Mr. Hewitt worked for approximately 25 years for various operating businesses of Aker Solutions ASA (“Aker”) and its predecessor companies, which provide engineering and construction services, technology products, and integrated solutions to the energy and process industries worldwide. Up until his appointment with the Company, Mr. Hewitt served as Vice President of Aker Solutions, where he was responsible for providing executive oversight on major capital projects in the power and liquefied natural gas industries. He also served as President, United States Operations at Aker Solutions E&C US, Inc. from 2007 to 2009 where he was responsible for managing all construction services in North America. Prior to that, he served as President of Aker Construction Inc. where he had full profit and loss responsibility for a multi-disciplined direct hire industrial construction business operating throughout North America. Mr. Hewitt holds a finance degree from Stetson University and an engineering degree from the Florida Institute of Technology. Mr. Hewitt is a member of the board of directors of the Philbrook Museum of Art, the Tulsa Community College Foundation, the Tulsa Regional Chamber, the Committee of One Hundred - Tulsa and the Tulsa Boys Home.

Skills and Qualifications:

As President and CEO, Mr. Hewitt provides a management representative on the Board with extensive knowledge of day-to-day operations. As a result, he can facilitate the Board’s access to timely and relevant information and its oversight of management’s strategy, planning and performance. In addition, Mr. Hewitt brings to the Board considerable management and leadership experience, extensive knowledge of the energy industry and our business, and significant experience with mergers and acquisitions.

Liane K. Hinrichs

Age: 68 Director Since: June 2018 Committees: ● Audit ● Compensation ● Nominating and Corporate Governance (Chair) ● Strategy
Ms. Hinrichs served as a member of the Executive Committee and as Senior Vice President, General Counsel and Corporate Secretary for McDermott International, Inc. from October 2008 until her retirement in August 2017. Previously, she served as McDermott’s Vice President, General Counsel and Corporate Secretary from January 2007 to September 2008; Corporate Secretary and Associate General Counsel, Corporate Compliance and Transactions from January 2006 to December 2006; Associate General Counsel, Corporate Compliance and Transactions, and Deputy Corporate Secretary from June 2004 to December 2005; Assistant General Counsel, Corporate Secretary and Transactions from October 2001 to May 2004; and Senior Counsel from May 1999 to September 2001. Prior to joining McDermott in 1999, she was a partner in a New Orleans law firm. Ms. Hinrichs has also served as an independent arbitrator since 2021. Ms. Hinrichs received a Master of Law degree in Securities Regulation from Georgetown University Law Center and a J.D. from Tulane School of Law.

Skills and Qualifications:

Ms. Hinrichs brings a combination of boardroom experience, executive leadership and general counsel credentials in the international engineering and construction industry. Her deep experience and expertise in governance, enterprise risk management, compliance, international issues, operations, financial oversight and strategy ensure advocacy for best practices and contribute to the Board’s deliberations on some of today’s most critical issues.

James H. Miller

Age: 70 Director Since: May 2014 Committees: ● Project Risk (Chair)
Mr. Miller has served as President and sole director of Kvaerner U.S. with oversight and fiduciary responsibility for all U.S.-based operations since November 2017 and as a consultant for Seajay Consulting L.L.C. since October 2018. From 2020 to 2024, Mr. Miller served as a senior advisor and consultant for Philly Shipyard Inc. From June 2011 to April 2014, Mr. Miller served as Board Chair for Aker Philadelphia Shipyard ASA (re-named Philly Shipyard ASA in 2015) and re-assumed that position from February 2016 to April 2020. From June 2011 to October 2017, Mr. Miller was Executive Vice President - Americas of Kvaerner U.S. From June 2008 to June 2011, Mr. Miller served as Chief Executive Officer & President of Aker Philadelphia Shipyard. Prior to the shipyard, Mr. Miller was President of Aker Solutions Process & Construction Americas and before that was President of Aker Construction, Inc., which was one of the largest union construction companies in North America. He previously served on the Board of Directors of San Juan Construction, a multi-disciplined full-service general contractor. Mr. Miller graduated from the University of Edinboro in Pennsylvania with a Bachelors of Arts degree.

Skills and Qualifications:

Mr. Miller’s extensive progressive leadership positions with a large multi-national industrial construction contractor led to the conclusion that Mr. Miller should serve as a Director. Mr. Miller has significant operational experience and a thorough understanding of the challenges and risks that face industrial construction contractors. He is experienced with merger and acquisition activity, partnering with other companies, and the management of large multi-year construction projects. Mr. Miller is also knowledgeable in many of our key markets including power generation and heavy industry projects.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ALL OF THE ABOVE-NAMED NOMINEES FOR ELECTION.

CORPORATE GOVERNANCE AND BOARD MATTERS
The Board is committed to adopting and implementing best-in-class corporate governance practices and believes strongly that effective corporate governance practices are a key component of its efforts to focus the entire organization on generating long-term stockholder value through conscientious, safe and ethical operations.
In furtherance of this commitment, the Board has adopted and implemented Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Vice President of Engineering & Construction, Controller and any person performing similar functions) and employees. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com.
Director Independence Guidelines
The Board is in compliance with the NASDAQ Global Market System (“NASDAQ”) rules, which require the Board to have a majority of independent directors. NASDAQ rules provide that an “independent director” is a director that the Board has determined to have no relationship with us which would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. In addition, the Board has adopted guidelines in accordance with NASDAQ rules that specify criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate families with respect to past employment or affiliation with us or our independent registered public accounting firm.
The Board has affirmatively determined that each of Mr. Bustamante, Ms. Carnes, Mr. Chandler, Mr. Conner and Ms. Hinrichs are “independent” under NASDAQ, SEC and Board guidelines. Effective July 29, 2025, the Board determined to designate Mr. Miller as a non-independent director as a result of his son’s promotion to the non-officer position of General Counsel. Although he is designated as a non-independent director, the Board recognizes the importance of maintaining Mr. Miller on the Board due to his significant operational experience and his thorough understanding of the challenges and risks that face industrial construction contractors. Mr. Hewitt is not independent because of his current employment as our President and Chief Executive Officer.
The full text of our director independence guidelines is included in our Corporate Governance Guidelines, which is available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com.
Board Leadership Structure and Role in Risk Oversight
The Board has no policy mandating the separation of the offices of Board Chair and Chief Executive Officer. However, as the oversight responsibilities of directors continue to increase, we believe it is beneficial to have an independent Board Chair whose sole role is leading the Board. We believe the separation of the Board Chair and Chief Executive Officer roles provides strong leadership for our Board, while positioning our Chief Executive Officer as our leader in the eyes of our customers, employees and other stakeholders.
The Board has five independent members and two non-independent members. A number of our independent Board members have served as members of senior management or as directors of other public companies. Our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors, each with a different independent director serving as chair of the committee. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Board Chair, benefits our Company and our stockholders.
The full Board, its Audit Committee and its Project Risk Committee jointly oversee our risk management processes. The Audit Committee receives regular reports from management regarding our assessment of risks. The Project Risk Committee oversees operational and financial risks associated with significant projects. In addition, the Audit Committee and the full Board focus on our most significant risks and seek to ensure that risks we undertake are consistent with the Board’s tolerance for risk. While the Board oversees our risk management, our management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks that we face.
Our Board, with assistance from our IT Steering Committee, also oversees cybersecurity and the risks associated with it. Our Board receives biannual reports from management on various cybersecurity and IT topics, including trends, data security policies and practices, cybersecurity incidents, current and projected threat assessments, regulatory developments and ongoing efforts to protect, detect and respond to critical threats. Furthermore, we have protocols in place by which certain cybersecurity incidents are reported to our Board as part of their cybersecurity oversight.
Meetings and Committees of the Board
Our Board met 12 times during fiscal 2025. The Board now has five standing committees – the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Project Risk Committee and the Strategy Committee. Each of the members of each of the committees, except for the Project Risk Committee and the Strategy Committee, qualifies as an “independent director” under the NASDAQ rules. During fiscal 2025, each director attended a minimum of 75% of the total number of meetings of the Board and of the total number of meetings held by all committees of which he or she was a member, except for Ms. Hinrichs who missed one of only two meetings held by the Strategy Committee.
Our Corporate Governance Guidelines provide that each director is expected to attend the annual meetings of stockholders. All of the members of our Board, except for Mr. Conner, attended the 2024 Annual Meeting of Stockholders.
Audit Committee

Director	Fiscal 2025 Committee Service
Martha Z. Carnes, Chair	Served all of fiscal 2025
Jose L. Bustamante, Member	Served all of fiscal 2025
Carlin G. Conner, Member	Served all of fiscal 2025
Liane K. Hinrichs, Member	Served all of fiscal 2025
James H. Miller, Member(1)	Served all of fiscal 2025

(1)	Effective July 29, 2025, Mr. Miller no longer serves as a member of the Audit Committee due to the Board’s determination that he be designated as a non-independent director.
The Audit Committee assists the Board in monitoring the integrity of our financial statements and qualifications and independence of our registered public accounting firm. The Audit Committee also monitors the performance of our internal audit function and the independent registered public accounting firm and our compliance with legal and regulatory requirements. In carrying out these responsibilities, the Audit Committee, among other things, appoints, evaluates and approves the compensation of our independent registered public accounting firm, reviews and approves the scope of the annual audit and the audit fee, pre-approves all auditing services and permitted non-audit services, annually considers the qualifications and independence of the independent registered public accounting firm, oversees the required rotation of the lead audit partner, reviews and approves the annual internal audit plan and the results of internal audits, reviews compliance with certain of our written policies and procedures and the adequacy of our system of internal accounting controls, including controls and procedures with respect to ESG disclosures, prepares the Audit Committee report for inclusion in the annual proxy statement and annually reviews the Audit Committee Charter and the Audit Committee’s performance. The Audit Committee has also established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters and any confidential, anonymous submissions by our employees or others of concerns regarding accounting, internal controls or auditing matters.

The Audit Committee operates under a written charter. We have made a copy of our Audit Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. The Audit Committee reviews its charter annually. The Audit Committee held four meetings during fiscal 2025.
Compensation Committee

Director	Fiscal 2025 Committee Service
Carlin G. Conner, Chair	Served all of fiscal 2025
Jose L. Bustamante, Member	Served all of fiscal 2025
Martha Z. Carnes, Member	Served all of fiscal 2025
Liane K. Hinrichs, Member	Served all of fiscal 2025
James H. Miller, Member(1)	Served all of fiscal 2025

(1)	Effective July 29, 2025, Mr. Miller no longer serves as a member of the Compensation Committee due to the Board’s determination that he be designated as a non-independent director.
The Compensation Committee’s functions include reviewing and approving salary, short-term and long-term incentive awards, and other benefits for our executive officers, and reviewing and recommending to the full board for approval the compensation of non-employee directors. In addition, the Compensation Committee, in conjunction with the Board, reviews our strategic and financial plans to determine their relationship to our compensation program. Additional information describing the Compensation Committee’s processes and procedures for considering and determining executive compensation, including the role of our Chief Executive Officer and consultants in determining or recommending the amount or form of executive compensation, is included in the Compensation Discussion and Analysis.
The Compensation Committee operates under a written charter. We have made a copy of our Compensation Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. The Compensation Committee reviews its charter annually. The Compensation Committee held seven meetings during fiscal 2025.
The Compensation Committee continued to engage independent compensation consultants during fiscal 2025. For the first seven months of fiscal 2025, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. In February 2025, the Compensation Committee replaced Meridian with Pay Governance as our new independent compensation consultant. The Compensation Committee has sole authority to retain and terminate consultants and determines the interaction between consultants and our management and personnel. Neither Meridian during its tenure nor Pay Governance provided any other services for us other than compensation consulting services and valuing unvested performance units for the purpose of applying generally accepted accounting principles. The Compensation Committee regularly met with Meridian and Pay Governance without any of our officers or employees present.
Nominating and Corporate Governance Committee

Director	Fiscal 2025 Committee Service
Liane K. Hinrichs, Chair	Served all of fiscal 2025
Jose L. Bustamante, Member	Served all of fiscal 2025
Martha Z. Carnes, Member	Served all of fiscal 2025
Carlin G. Conner, Member	Served all of fiscal 2025
James H. Miller, Member(1)	Served all of fiscal 2025

(1)
Effective July 29, 2025, Mr. Miller no longer serves as a member of the Nominating and Corporate Governance Committee after the Board’s determination that he be designated as a non-independent director.

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, recommends to the Board qualified director nominees for election by the stockholders or to fill vacancies on the Board, recommends to the Board membership on Board committees, and recommends to the Board proposed Corporate Governance Guidelines and certain other corporate policies. The Nominating and Corporate Governance Committee also oversees succession planning of our executive officers, including our Chief Executive Officer. In addition, the Nominating and Corporate Governance Committee receives quarterly reports from management on, provides oversight of and reports to the Board on our Environmental, Social and Governance strategy.
The Nominating and Corporate Governance Committee operates under a written charter. We have made a copy of our Nominating and Corporate Governance Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. The Nominating and Corporate Governance Committee reviews its charter annually. The Nominating and Corporate Governance Committee has the authority under its charter to retain a professional search firm to identify candidates. The Nominating and Corporate Governance Committee held four meetings during fiscal 2025.
Project Risk Committee

Director	Fiscal 2025 Committee Service
James H. Miller, Chair	Served all of fiscal 2025
Jose L. Bustamante, Member	Served all of fiscal 2025
John R. Hewitt, Member	Served all of fiscal 2025

The Project Risk Committee’s primary functions are to assist the Board in fulfilling its oversight responsibilities with respect to our operational and financial risks associated with the estimating, planning, execution and performance of any Significant Projects, which primarily consist of projects in which the bid and/or performance of the contract requires Board approval pursuant to our Delegation of Authority, or, in the sole judgment of the Board or Project Risk Committee, may pose a financial or other risk, is a first of its kind or is otherwise designated as a Significant Project by the Board. The Project Risk Committee apprises the Board of the status of any Significant Project and, when necessary, promptly reports any issues that may have significant financial implications to the Audit Committee.
The Project Risk Committee operates under a written charter. We have made a copy of our Project Risk Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. The Project Risk Committee conducts an annual evaluation of the performance of its duties under its charter and presents the results of the evaluation to the Board. The Project Risk Committee held four meetings during fiscal 2025.
Strategy Committee

Director	Fiscal 2025 Committee Service
John R. Hewitt, Chair	Served from November 2024 through rest of fiscal 2025
John D. Chandler, Member	Served from November 2024 through rest of fiscal 2025
Carlin G. Conner, Member	Served from November 2024 through rest of fiscal 2025
Liane K. Hinrichs, Member	Served from November 2024 through rest of fiscal 2025

The Strategy Committee was newly formed in November 2024. The Strategy Committee’s primary functions are to assist the Board in consideration of potential transactions to ensure alignment with our long-term goals. The Strategy Committee reviews and, if applicable, recommends strategic investments, acquisitions, divestitures and other transactions to the Board and assesses such transactions for strategic alignment, short and long-term impact on the Company’s objectives and stockholder value and other considerations. The Strategy Committee apprises the Board of the status and strategic alignment of any potential transactions and reports its actions to the Board.
The Strategy Committee operates under a written charter. We have made a copy of our Strategy Committee Charter available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. The Strategy Committee conducts an annual evaluation of the performance of its duties under its charter and presents the results of the evaluation to the Board. The Strategy Committee was formed during the second quarter of fiscal 2025 and held two meetings in its inaugural year.

Director Nomination Process
The Nominating and Corporate Governance Committee will consider director candidates submitted to it by directors, employees and stockholders using the same evaluation criteria. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability to address the director qualifications discussed below.
The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Committee considers various potential candidates based on the organization’s oversight needs and strategic direction of the business. Candidates may come to the attention of the Committee through current directors, senior management, professional search firms, stockholders or other persons.
Once a prospective nominee has been identified, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The initial determination involves an evaluation of the candidate against the qualifications set forth in the Corporate Governance Guidelines, which require broad experience, wisdom, integrity, the ability to make independent analytical inquiries, an understanding of our business environment and a willingness to devote adequate time to Board duties, including service on no more than four other public company boards.
The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities. The Board also strives to identify candidates with diversity in terms of thought and background, experience, qualifications, attributes and skills. We believe that the judgment and perspectives offered by a diverse Board improves the quality of decision-making and enhances our business performance.
The Committee also assesses the candidate’s qualifications as an “independent director” under NASDAQ’s current director independence standards and our director independence guidelines. If the Committee determines that additional consideration is warranted, it may request a professional search firm to gather additional information about the candidate. The Committee designates, after consultation with the CEO, which candidates are to be interviewed. After completing its evaluation, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board and the Board determines the nominees after considering the recommendation of the Committee.
Holders of common stock wishing to recommend a person for consideration as a nominee for election to the Board can do so in accordance with our Bylaws by giving timely written notice to Justin D. Sheets, Corporate Secretary of Matrix Service Company, at 15 E. 5th St., Ste. 1100, Tulsa, OK 74103. The stockholder’s notice must be delivered not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting and contain the information specified in our Bylaws.
You may find our Bylaws on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com.
Executive Sessions
Executive sessions of the independent directors are regularly scheduled and held at least quarterly in conjunction with regular board meetings, and they are also held on an as-needed basis. The sessions are chaired by the independent, non-executive Board Chair. Any non-management director may request that an additional executive session be scheduled.
Stockholder Engagement and Communication
The Board believes effective governance includes transparent and constructive communication with our stockholders. Throughout the year, the Company regularly engages with our stockholders, customers, subcontractors, suppliers and others and discuss a variety of topics, including our operating and financial performance, strategy and other important matters. Our engagement process includes formal and informal channels of communication, including quarterly investor calls, investor presentations, one-on-one meetings and community and industry events, among others.
The Committee values the opinions of our stockholders, and in fiscal 2025, we engaged in stockholder outreach to solicit feedback on several topics. We reached out to 10 of our top stockholders that represented 35% of our outstanding shares and ultimately met with 7 stockholders that represented 29% of our outstanding shares. Our Board Chair, Mr. Chandler, attended all meetings along with members of the management team representing Investor Relations and Corporate Governance, and we solicited feedback on a range of topics during each meeting. We are committed to regularly engaging with our stockholders to better understand their viewpoints and consider their feedback in future compensation and governance program design. More information about investor relations is available on our website at https://investors.matrixservicecompany.com.
The Board provides a process by which stockholders and other interested parties may communicate with the Board, the independent directors or any individual director. Stockholders and other interested parties may send written communications to the Board, the independent directors or any individual director at the following address: Board of Matrix Service Company c/o Matrix Service Company, 15 E. 5th St., Ste. 1100, Tulsa, OK 74103. Stockholders and other interested parties may also contact the Board via our online submission form by clicking on the “Contact the Board” link included on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com. All communications will be compiled by our Corporate Secretary and submitted to the Board, the independent directors or the individual director on a periodic basis.
Equity Ownership Guidelines for Non-Employee Directors
The Company’s equity ownership provisions of our Corporate Governance Guidelines require each non-employee director to own a number of shares of our common stock equal in value to five times the annual cash retainer. For purposes of determining compliance with the guideline, the cash retainer does not include fees earned as Board Chair or as a Committee Chair. For more information, see section entitled “Compensation Discussion and Analysis - Equity Ownership Guidelines.”

DIRECTOR COMPENSATION
General
Management directors receive no additional compensation for their service on the Board or any committee thereof.
The elements of our non-employee director compensation consist of cash and equity. Our objective in establishing director compensation is to position ourselves to attract and retain individuals who have relevant business and leadership backgrounds and experience by providing a competitive package of cash and equity compensation.
Total compensation for our non-employee directors is determined in a manner similar to that for executives, which is described under the caption “Compensation Discussion and Analysis.” The Compensation Committee of the Board (the “Committee”) engages a third-party compensation consultant to periodically review director compensation and make recommendations. The Committee reviews comparative data from the outside consultant and makes recommendations regarding director compensation to the full Board for approval.
Director compensation is generally reviewed on a biennial basis. It was most recently reviewed and reaffirmed in August 2024 when the Committee engaged its third-party compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to conduct a market study of director compensation. Meridian obtained comparative data using proxy analysis of selected companies similar in size, location and industry. The companies included in the analysis are consistent with those that we use to review executive compensation.
Upon careful consideration of the consultant’s recommendations, peer practices and our stated compensation objectives, the Committee recommended that no changes be made and approved the following for fiscal 2025:
•	The cash retainer remained at $85,000 for each non-employee director.
•	The annual equity grant remained in the form of RSUs with a grant value of $95,000 and the vesting period of the grant remained unchanged at one year.
•	The additional cash retainers remained at the following amounts:

Additional Cash Retainer	Amount ($)
Board Chair	75,000
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
Project Risk Committee Chair	7,500

We also provide a Deferred Fee Plan for Members of the Board of Directors of Matrix Service Company (the “Deferred Fee Plan”), which allows our non-employee directors to defer all or a portion of their cash compensation with interest. The effective interest rate for the subsequent calendar year is researched and approved by the Committee at a regularly-scheduled meeting, the most recent of which took place on November 4, 2024. At that meeting, the Committee approved a decrease in the average interest rate from 9.5% to 8.0% for the 2025 calendar year. The average interest rate of 8.0% was based on JPMorgan Chase Bank’s Prime Rate of 8.0% as of September 19, 2024. Non-employee directors are also permitted to invest their cash retainer in our common stock through our 2011 Employee Stock Purchase Plan (“2011 ESPP”). Investment through the 2011 ESPP is limited to $60,000 per director per calendar year.
Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Fiscal 2025 Director Compensation
The compensation earned by each of our non-employee directors in fiscal 2025 is summarized in the table below:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	Total ($)
John D. Chandler	160,000(4)	93,428	—	253,428
Jose L. Bustamante	85,000(5)	93,428	1,213	179,641
Martha Z. Carnes	100,000(6)	93,428	—	193,428
Carlin G. Conner	95,000(7)	93,428	—	188,428
Liane K. Hinrichs	92,500(8)	93,428	—	185,928
James H. Miller	92,500(9)	93,428	3,902	189,830

(1)	Includes retainer fees earned in fiscal 2025 but paid subsequent to the completion of the fiscal year and fees earned in fiscal 2025 but deferred under the Deferred Fee Plan.
(2)
The amounts shown represent the grant date fair value for awards granted during fiscal 2025 determined in accordance with the applicable accounting guidance for equity-based awards. For further information on the valuation of these awards, see Notes 1 and 10 to the Consolidated Financial Statements included in our fiscal 2025 Annual Report on Form 10-K. The number of RSUs awarded in fiscal 2025 was determined by dividing the target value of $95,000 by the average share price over the 20-day period ending five days prior to the grant date. The grant date fair value was determined by multiplying the closing share price on the grant date by the RSUs awarded. For services provided as a member of the Board in fiscal 2025, Messrs. Chandler, Bustamante, Conner and Miller and Mmes. Carnes and Hinrichs each received an award of 8,290 RSUs with a grant date fair value of $93,428. As of June 30, 2025, Messrs. Chandler, Bustamante, Conner and Miller and Mmes. Carnes and Hinrichs each held 8,290 unvested RSUs.

(3)
A non-employee director may defer all or part of director fees earned into the Deferred Fee Plan and earn interest on any deferred fees. The amounts shown represent interest earned under the plan in excess of a market rate. For fiscal 2025, the market rate for the deferrals was 4.332% as compared to the actual average rate earned of 9.5% and 8.0% for the first six months and last six months of fiscal 2025, respectively.

(4)	Mr. Chandler’s fees represent his annual retainer of $85,000, plus the additional retainer of $75,000 for his service as Board Chair. Mr. Chandler’s fees were paid in cash.
(5)	Mr. Bustamante’s fees represent his annual retainer of $85,000. Mr. Bustamante’s fees were paid in cash.
(6)	Ms. Carnes’ fees represent her annual retainer of $85,000, plus the additional retainer of $15,000 for her service as Chair of the Audit Committee. Ms. Carnes’ fees were paid in cash.
(7)	Mr. Conner’s fees represent his annual retainer of $85,000, plus the additional retainer of $10,000 for his service as Chair of the Compensation Committee. Mr. Conner’s fees were paid in cash.
(8)
Ms. Hinrichs’ fees represent her annual retainer of $85,000, plus the additional retainer of $7,500 for her service as Chair of the Nominating and Corporate Governance Committee. Ms. Hinrichs’ fees were paid in cash.

(9)
Mr. Miller’s fees represent his annual retainer of $85,000, plus the additional retainer of $7,500 for his service as Chair of the Project Risk Committee. Mr. Miller received $65,000 in cash, deferred $17,500 and purchased shares with the value of $10,000 through our 2011 Employee Stock Purchase Plan.

AUDIT COMMITTEE MATTERS
Report of the Audit Committee of the Board
The Audit Committee oversees our financial reporting process, including the system of internal controls, on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the associated system of internal controls. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting in accordance with the Public Company Accounting Oversight Board standards and to issue a report thereon. The Audit Committee monitors these processes. The Audit Committee’s role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm. As part of its oversight responsibilities, the Audit Committee has:
•
reviewed and discussed with our internal auditors and independent registered public accounting firm, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting;

•	reviewed and discussed with management and the independent registered public accounting firm our audited financial statements as of and for the year ended June 30, 2025;
•
discussed with the independent registered public accounting firm the matters required to be discussed by AS 1301: Communications with Audit Committees of the Public Company Accounting Oversight Board; and

•
received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended June 30, 2025 for filing with the Securities and Exchange Commission.
As part of the Audit Committee’s annual review of Deloitte & Touche LLP and consideration to reappoint them as our independent auditor, the Audit Committee reviewed and considered, among other factors, their performance, professional qualifications, independence, audit quality, appropriateness of fees and succession planning. After careful consideration of these factors, the Audit Committee concluded that it would be in the best interests of the Company and its stockholders to retain Deloitte & Touche LLP as our independent registered public accounting firm for the year ending June 30, 2026 and recommends that such appointment be ratified by stockholders at the 2025 Annual Meeting.
The Audit Committee is governed by a written charter. The Board of Directors has determined that the members of the Audit Committee are independent and financially literate as defined by the applicable standards. The Board has also determined that Martha Z. Carnes qualifies as a financial expert as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
Members of the Audit Committee:
Martha Z. Carnes, Chair
Jose L. Bustamante
Carlin G. Conner
Liane K. Hinrichs

PROPOSAL NUMBER 2:
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board has engaged the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. Deloitte & Touche LLP has served as our independent auditors since January 2006.
A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment. If the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Independent Registered Public Accounting Firm
Audit fees in fiscal 2025 and fiscal 2024 include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, the audit of our internal controls and services performed in connection with other filings with the SEC, and fees associated with consents issued in connection with registration statements filed by us. Audit fees for fiscal 2025 and fiscal 2024 were $1,491,098 and $1,393,408, respectively. No other fees were paid to Deloitte & Touche LLP during fiscal 2025 or fiscal 2024.
Audit Committee Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit, audit-related, tax and permissible non-audit services provided by the independent registered public accounting firm on a periodic basis up to a specified dollar amount in order to assure that the provision of such services does not impair the auditor’s independence. If the dollar amount of any anticipated services is expected to exceed the predetermined limit, pre-approval of the Audit Committee is required.
The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the adoption of this proposal. The Board unanimously recommends that the stockholders vote “For” ratification of Deloitte & Touche LLP’s engagement.

EXECUTIVE OFFICER INFORMATION
Executive Officer Biographies
In addition to Mr. Hewitt, our President and Chief Executive Officer, who serves on the Board and whose biographical information is set forth under the caption, “Nominated Director Biographies,” our executive officers are:
Kevin S. Cavanah, age 60, has served as Vice President – Finance, Chief Financial Officer since December 2010 and as Treasurer since December 2013. Mr. Cavanah also served as Corporate Secretary for the Company from December 2010 to October 2018. Mr. Cavanah served as Vice President, Accounting and Financial Reporting for the Company from August 2007 to December 2010 and as Controller from April 2003 to December 2010. Prior to joining the Company, Mr. Cavanah served as an Accounting Manager for Williams Communications from 2001 to 2003 and as an Accounting Manager for The Williams Companies, Inc. from 1998 to 2001. Prior to joining The Williams Companies, Inc., Mr. Cavanah served as an Audit Manager for Ernst & Young, LLP. Mr. Cavanah has a Bachelor of Science in Business Administration degree in Accounting from the University of Arkansas.
Nancy E. Austin, age 58, has served as Vice President, Chief Administrative Officer for the Company since October 2018. She previously served as Vice President, Strategic Services and Administration from August 2016 to October 2018 and as Vice President, Human Resources from January 2006 to August 2016. Prior to that, Ms. Austin served as Director of Human Resources from September 2000 to January 2006. Prior to joining the Company, Ms. Austin worked for TV Guide, Samson Resources and Villareal & Associates specializing in human resource management, employee relations, and consulting. Ms. Austin holds a Bachelor of Science degree in Political Science from Oklahoma State University. She serves on the Board of the Oklahoma-Kansas Chapter of American Red Cross and serves as Board Chair for the Girl Scouts of Eastern Oklahoma.
Justin D. Sheets, age 47, has served as Vice President of Legal and Operations Services since August 2025, Corporate Secretary for the Company since October 2018 and Corporate Compliance Officer since September 2015. He previously served as Vice President and General Counsel from September 2019 to August 2025. From October 2014 to September 2019, he served as Vice President, Legal and Risk Management. From July 2013 to October 2014, Mr. Sheets served as Senior Director, Legal and Risk Management. Between November 2011 and July of 2013, Mr. Sheets served as Director, Risk Management and from June 2010 until November of 2011, Mr. Sheets served as Staff Counsel. Mr. Sheets began his career with Matrix Service Company in 2002. From 2002 to 2008 and since 2010, Mr. Sheets served in various capacities of increasing responsibility. Mr. Sheets provided consulting services to the Company between 2008 and 2010 while he also consulted with Conway, McKenzie and Dunleavy, representing construction clients with a primary focus on mergers and acquisitions, restructuring and liquidations. Mr. Sheets holds a Bachelor of Science Degree in Environmental Health and Safety Sciences from Indiana State University and a Juris Doctorate from the University of Tulsa and is licensed to practice law in the State of New Jersey. He has served on the Board of Meals on Wheels of Metro Tulsa since 2024.
Shawn P. Payne, age 53, has served as President, Engineering and Construction since May 2025. He previously served as President, Matrix Service Inc. from 2022 to 2025. From 2019 to 2022, he served as Senior Vice President of Operations for Matrix Service Inc. From 2016 to 2019, Mr. Payne served as Vice President of Business Services and then Senior Vice President of Finance and Business Services for Matrix Service Inc. He originally began with Matrix in 2012 as Division Manager in Tucson, Arizona, leading our entry into the minerals and mining business. Prior to joining Matrix, Mr. Payne held various leadership roles, including Director of Construction Operations for Jacobs Field Services, Vice President of Finance and Treasurer for Aker Solutions Inc. and Chief Financial Officer and Treasurer for Aker Industrial Constructors Inc. Mr. Payne has a BSBA in Finance from the University of Arizona.

Douglas J. Montalbano, age 46, has served as President, Matrix North American Construction (“Matrix NAC”) since August 2023. He previously served as Senior Vice President of Operations for Matrix NAC from January 2022 to August 2023. From 2018 to 2022, Mr. Montalbano served as Vice President of Operations for the Matrix NAC electrical business, and he served as Vice President of Business Development for Matrix NAC from 2014 to 2018. Prior to joining Matrix, Mr. Montalbano spent 10 years working for URS Energy & Construction in progressively responsible legal and business development roles. Mr. Montalbano holds a Bachelor of Science in Economics and a Juris Doctor from Villanova University.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis explains our compensation philosophy, objectives and practices in place for our President and Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”) and our other named executive officers (collectively, the “Named Executive Officers” or “NEOs”) during fiscal 2025. Compensation for our Named Executive Officers is determined by the Compensation Committee of the Board (the “Committee”).
In fiscal 2025, our Named Executive Officers were the President and CEO, John R. Hewitt, the CFO, Kevin S. Cavanah, the President of Engineering & Construction, Shawn P. Payne, the President of Matrix North American Construction, our second-largest operating subsidiary, Douglas J. Montalbano, and the Chief Administrative Officer (“CAO”), Nancy E. Austin. Furthermore, the former Chief Operating Officer (“COO”), Alan R. Updyke, and the former President of Matrix PDM Engineering, our engineering operating subsidiary, Glyn A. Rodgers, who both separated from the Company on April 30, 2025, are additional NEOs for fiscal 2025.
•
Base Salaries: Consistent with normal practice, the Committee reviewed Named Executive Officer compensation in August 2024. In determining base salary adjustments for fiscal 2025, the Committee considered many factors, including market data provided by Meridian as well as the lack of salary increases in recent years for our executive officers. Given the business environment at the time, the Committee decided not to increase the base salary of the CEO. However, the Committee approved salary increases of 5.0% for the CFO, President of Matrix Service Inc. (Mr. Payne’s previous role), CAO and the former COO and 3.0% for the President of Matrix North American Construction and the former President of Matrix PDM Engineering. These salary adjustments were effective on September 9, 2024. Furthermore, upon his promotion on May 5, 2025 from President, Matrix Service Inc. to President, Engineering & Construction, Mr. Payne received an additional base salary increase of 7.5%.

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Fiscal 2025 Short-Term Incentive Compensation Targets: The target bonus opportunities for the Named Executive Officers remain unchanged. The fiscal 2025 plan continues to tie incentives to financial and safety goals. Before any financial bonus may be paid, at least 50% of target adjusted operating income must be achieved. For NEOs serving as presidents of our three operating companies, adjusted operating income is weighted 70% at the operating company level and 30% at the consolidated level. For the CEO, COO, CFO and CAO, adjusted operating income is measured exclusively at the consolidated level.

•
Fiscal 2025 Short-Term Incentive Compensation Payout: The threshold level of adjusted operating income at both the consolidated and operating subsidiary levels was not achieved. Therefore, no fiscal 2025 short-term incentive compensation was paid.

•
Fiscal 2025 Vesting of Long-Term Incentive Performance Share Units (“PSUs”) Award: The performance stock units vested at 109% of target on August 30, 2025. This payout was based on our relative Total Shareholder Return (“TSR”) for the performance period from July 1, 2023 through June 30, 2025, as measured against a designated peer group. Our TSR ranked at the 55th percentile of the peer group, which was slightly above the target level.

•	Fiscal 2025 Long-Term Incentive Awards: The actual long-term incentive awards for fiscal 2025 for the Named Executive Officers were comprised of the following:
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For the CEO, 20% of the award consisted of service-based RSUs that settle in stock. For the other NEOs, 25% of the award consisted of service-based RSUs that settle in stock. Restrictions on the RSUs lapse in four equal annual installments, subject to continued employment with us. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants that become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules;

•
For the CEO, 20% of the award consisted of service-based RSUs that settled in cash. For the other NEOs, 25% of the award consisted of service-based RSUs that settle in cash. Restrictions on the RSUs lapse in four equal installments, subject to continued employment with us. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants that become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules. The cash payout is determined by our closing stock price for each vesting date, multiplied by the number of RSUs vesting; and

•
For the CEO, 60% of the award consisted of PSUs. For the other NEOs, 50% of the award consisted of PSUs. Award recipients may receive anywhere from zero to two shares of our common stock for each PSU on the third anniversary of the date of the award depending on our relative Total Shareholder Return in comparison to the Total Shareholder Return of a peer group of companies over a performance period consisting of fiscal years 2025, 2026 and 2027. If a participant retires before the third anniversary of the award and if a level at or above threshold is achieved, then vesting will occur on a pro-rata basis based on time worked with the Company from the award date through the retirement date.

The following graphs illustrate the allocation of the fiscal 2025 target compensation opportunity for our Chief Executive Officer, Mr. Hewitt, and the weighted average of our other Named Executive Officers:

Fiscal 2025 Target Pay Mix for CEO

Long-Term Performance Equity Awards: 33.4%
Base Salary: 22.2%
Annual Performance-Based Cash Incentive: 22.2%
Service-Based Cash Settled RSUs: 11.1%
Service-Based Stock Settled RSUs: 11.1%

Fiscal 2025 Target Pay Mix for Other NEOs Combined

Long-Term Performance Equity Awards: 19.3%
Base Salary: 35.0%
Service-Based Cash Settled RSUs: 9.7%
Service-Based Stock Settled RSUs: 9.7%
Annual Performance-Based Cash Incentive: 26.3%

Compensation Philosophy and Objectives
We are focused on building and maintaining a sustainable business model that consistently delivers superior returns to our stockholders. To be successful, we must attract, retain and motivate key talent to provide the needed leadership capabilities to develop and execute our business strategy. Our compensation philosophy and approach are designed to support these objectives.
Our compensation philosophy is to provide the opportunity for outstanding compensation when superior performance is demonstrated. This pay-for-performance philosophy is reflected in each aspect of the compensation package for executive officers and other management team members. All components of compensation for executive officers and key management are reviewed periodically to ensure consistency with our compensation philosophy and to verify that the overall level of compensation is competitive. We use the following principles in the design and administration of our executive compensation program:
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Competitiveness – Our compensation programs are designed to ensure we can attract, motivate and retain the talent needed to lead and grow the business. Targets for base salary, short-term and long-term compensation are generally aligned with median (50th percentile) market levels.

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Support Business Objectives, Strategy and Values – Ultimately, our compensation program is designed to drive the achievement of short- and long-term business objectives, support the creation of long-term value for our stockholders, and promote and encourage behavior consistent with our core values and guiding principles.

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Pay for Performance – While we establish target pay levels at or near the median or 50th percentile market levels for target level performance, our plans provide the opportunity for significantly greater rewards for outstanding performance. At the same time, performance that does not meet expectations is not rewarded.

•	Individual Performance – In addition to company-wide, operating subsidiary and business unit measures, our programs emphasize individual performance and the achievement of personal objectives.
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Integrated Approach – We look at compensation in total and strive to achieve an appropriate balance of short and long-term compensation components, with the ultimate goal of aligning executive compensation with the creation of long-term stockholder value.

Our executive compensation program is administered by the Committee. The role of the Committee is to provide oversight and direction to ensure the establishment of executive compensation programs that are competitive in nature, enable us to attract and retain top talent, and align the interests of our executive officers with our stockholders.
The Committee is supported by our Vice President, Chief Administrative Officer in the design, review and administration of our executive compensation programs. The Committee engaged Meridian and Pay Governance to evaluate the Company’s executive officer compensation program in relation to other companies and to provide associated recommendations.
The CEO considers all relevant information and provides recommendations to the Committee regarding compensation for review, discussion and approval for all executive officers with the exception of himself. The Committee establishes CEO compensation. The Committee reviews the performance and approves the compensation of the executive officers based on the CEO’s recommendations and then reviews the performance and establishes appropriate compensation for the CEO in executive session without the CEO present.
In implementing our compensation philosophy, the Committee also compares our CEO’s total compensation to the total compensation of the other Named Executive Officers. The Committee also considers internal pay equity among the other Named Executive Officers, and in relation to the next lower tier of management, in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those officers.

Committee Consideration of the 2024 Stockholder Vote on Executive Compensation
We conducted our advisory vote on executive compensation last year at our 2024 Annual Meeting of Stockholders. At that meeting, 96% of the votes cast on the say-on-pay proposal were in favor of our Named Executive Officers’ compensation as disclosed in our proxy statement. While this vote was not binding on us, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means of expressing their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement. The Committee values the opinions of our stockholders, and in fiscal 2025, we engaged in stockholder outreach to solicit feedback on several topics. We reached out to 10 of our top stockholders that represented 35% of our outstanding shares and ultimately met with 7 stockholders that represented 29% of our outstanding shares. Our Board Chair, Mr. Chandler, attended all meetings along with members of the management team representing Investor Relations and Corporate Governance, and we solicited feedback on a range of topics during each meeting.
We will continue to identify opportunities to engage with our stockholders and further discuss our executive compensation programs and pay decisions, as we focus on ensuring the alignment of our executive compensation programs with the interests of our stockholders.
The Committee intends to continue making executive compensation decisions with a focus on aligning pay with performance and promoting stockholder value.
Key Elements of Executive Compensation
The primary elements of our executive compensation program include:
•	Base Salary;
•	Annual/Short-Term Cash Incentive Compensation;
•	Long-Term Incentive Compensation;
•	Other Benefits; and
•	Change of Control/Severance Agreements.
The Compensation Committee engaged Meridian throughout 2024 to ensure that our compensation package is consistent with that of our competitors. Meridian was engaged exclusively by the Committee and does not provide other services to us or senior management. The Committee has assessed the independence of Meridian pursuant to SEC rules and concluded that Meridian is independent from the Company and Meridian’s work for the Committee does not raise any conflict of interest.
In May 2024, Meridian evaluated and recommended the compensation benchmarking and Total Shareholder Return (“TSR”) peer groups and discussed general trends in executive compensation. Meridian’s executive compensation practices analysis included a review of general industry survey data, proxy information and other public filings for the following companies:

Archrock Inc.	Limbach Holdings Inc.
Arcosa Inc.	Mistras Group Inc.
Argan Inc.	MYR Group Inc.
Babcock & Wilcox Enterprises Inc.	Newpark Resources Inc.
Concrete Pumping Holdings Inc.	Northwest Pipe Company
Granite Construction Inc.	NV5 Global Inc.
Great Lakes Dredge and Dock Corporation	Orion Group Holdings Inc.
IES Holdings Inc.	Sterling Infrastructure Inc.

Base Salary
Base salary is the foundation of our executive compensation package. Our practice in establishing executive base salary, and that for other managers and employees, is to determine, formerly through Meridian and now through Pay Governance, the market median, or “50th percentile”, among comparable companies. Base salary is then established based on the Named Executive Officer’s responsibilities, role in the organization, level and type of work experience, and individual and business performance.
We utilize a market-based job evaluation system to establish and ensure equitable, competitive pay levels throughout the organization. Salary grades and ranges are established by evaluating positions based on the external market data and internal equity. Most of our employees, including the Named Executive Officers, are assigned to a salary grade. Broad ranges of salaries are associated with each grade and are based on market data.
Base salary and salary grade also play a factor in determining other short- and long-term incentive compensation awards. Short- and long-term target incentive awards are set at a percentage of base salary.
Consistent with the Committee’s normal practice, executive compensation was reviewed in August 2024. The Committee discussed but approved no change to the base salary of Mr. Hewitt, whose fiscal 2025 base salary remained $800,000 and has not increased since September 2018. However, after considering many factors, including market data provided by Meridian as well as the lack of salary increases in recent years for our executive officers, the Committee approved the following base salary increases:
•	Alan R. Updyke - Chief Operating Officer: The Committee approved a base salary increase of 5.0%, or $25,250, from $505,000 to $530,250.
•	Kevin S. Cavanah - Chief Financial Officer: The Committee approved a base salary increase of 5.0%, or $23,750, from $475,000 to $498,750.
•	Shawn P. Payne - President, Matrix Service Inc. (“MSI”): The Committee approved a base salary increase of 5.0%, or $21,950, from $439,000 to $460,950.
•	Glyn A. Rodgers - President, Matrix PDM Engineering (“Matrix PDM”): The Committee approved a base salary increase of 3.0%, or $11,700, from $390,000 to $401,700.
•	Douglas J. Montalbano - President, Matrix North American Construction (“MNAC”): The Committee approved a base salary increase of 3.0%, or $11,400, from $380,000 to $391,400.
•	Nancy E. Austin - Chief Administrative Officer: The Committee approved a base salary increase of 5.0%, or $18,750, from $375,000 to $393,750.
Additionally, upon his promotion on May 5, 2025 from President, Matrix Service Inc. to President, Engineering & Construction, which resulted in a greater level of responsibility, the Committee approved an additional base salary increase for Mr. Payne of 7.5%, or $34,525, from $460,950 to $495,475.
Annual/Short-Term Incentive Compensation
Our annual/short-term incentive compensation plan is designed to offer the opportunity for annual cash incentive awards for delivering outstanding performance. Generally, rewards under our short-term incentive compensation plan are based on overall Company, business unit and individual performance, as compared to pre-established objectives that are tied to enhancement of stockholder value. Our short-term incentive compensation objectives are designed to:
•	support and drive performance toward achieving our strategic objectives;
•	emphasize overall company and business unit performance in the structuring of reward opportunities;
•	motivate and reward superior performance; and
•	provide incentive compensation opportunities that are competitive with the industry.

The base calculation of incentives is generally tied to objective measures for financial and safety performance. Target incentive opportunities for our NEOs are established by the Committee based on competitive market data previously provided by Meridian and currently provided by Pay Governance. The target incentive compensation percentage of base salary for the CEO is determined solely by the Committee in executive session, without the CEO present.
For fiscal 2025, the Committee approved the following key provisions of the annual/short-term incentive compensation plan:
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For officers to earn a financial incentive, at least 50% of target fiscal 2025 adjusted operating income must be achieved at the consolidated level or the operating subsidiary level (with respect to NEOs who are presidents of operating subsidiaries). Payouts relating to safety metrics may be paid regardless of financial performance provided enough adjusted operating income is achieved to fund any earned safety incentives.

•	Incentives are weighted at 85% for performance against financial metrics and 15% for performance against safety metrics.
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In order to increase the focus on project execution and improved bottom line performance, financial incentives are based on adjusted operating income, which is defined as operating income adjusted for operational activities affecting operating income. Such adjustments may be considered and approved by the Committee, including, but not limited to, impairments, restructuring charges, acquired business results (net of acquisition and integration costs), unforecast strategic initiatives and other unusual or one-time items.

•	Safety incentives are based on three different metrics, which are as follows:
•	Total Recordable Incident Rate (“TRIR”);
•	Days Away, Restricted, or Transferred (“DART”); and
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Quality, Health, Safety and Environment (“QHSE”) Corrective Action Completion, which is measured and reported based on the average days for QHSE corrective actions to be identified, investigated and completed within a required timeframe.

•	Payouts of short-term financial and safety incentives attributable to Messrs. Hewitt, Updyke and Cavanah as well as Ms. Austin are based on our consolidated performance.
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For Messrs. Payne, Montalbano and Rodgers, 70% of payouts of short-term financial incentives are based on the performance of our operating subsidiaries, MSI, MNAC and Matrix PDM, respectively. The other 30% of payouts of short-term financial incentives are based on our consolidated performance.

•	Payouts of short-term safety incentives attributable to Messrs. Payne and Montalbano are based on the performance of our operating subsidiaries, MSI and MNAC, respectively.
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Following his promotion on May 5, 2025, for the remaining two months of fiscal 2025, payouts of short-term financial and safety incentives attributable to Mr. Payne are based solely on our consolidated performance.

•
For the payout of short-term safety incentives for Mr. Rodgers, since the risk of safety incidents involving engineering personnel is low, TRIR and DART are based on consolidated performance, but QHSE Corrective Action Completion is based on the performance of our operating subsidiary, Matrix PDM.

Fiscal 2025 short-term incentive targets for our NEOs are as follows:

Name	Target Bonus as Percentage of Salary	Target Bonus Amount ($)
John R. Hewitt	100%	800,000
Alan R. Updyke	75%	397,688
Kevin S. Cavanah	75%	374,063
Shawn P. Payne	75%	350,028
Glyn A. Rodgers	75%	301,275
Douglas J. Montalbano	75%	293,550
Nancy E. Austin	75%	295,313

Financial incentive targets and actual performance - 85% of the total incentive opportunity
We had a single financial incentive performance metric, which was adjusted operating income. Consolidated financial performance was used to create funding for the plan, with payouts determined by both consolidated and operating subsidiary results, as applicable. For any financial incentive to be paid to our NEOs, at least 50% of target adjusted operating income had to be achieved at either the consolidated level or the operating subsidiary level (with respect to NEOs who are presidents of operating subsidiaries). The specific pre-tax adjusted operating income criteria were as follows:

	Adjusted Operating Income Threshold	Adjusted Operating Income Target
	(in millions)
MSI	$17.2	$34.4
MNAC	$4.5	$8.9
Matrix PDM	$1.8	$3.6
Consolidated	$7.4	$14.7

In fiscal 2025, actual consolidated adjusted operating income at both the consolidated and operating subsidiary levels did not exceed 50% of the threshold level. Therefore, none of our NEOs earned any financial incentives.
Safety incentive targets and actual performance - 15% of the total incentive opportunity
Each safety metric represented one-third of the short-term safety incentive opportunity. For TRIR, the target metric was 0.50 or lower. For DART, the target metric was 0.25 or lower. For QHSE Corrective Action Completion, the target average days was 5 days or less.
In fiscal 2025, we achieved a consolidated TRIR of 0.51 while MSI and MNAC achieved a TRIR of 0.63 and 0.48, respectively. Also, we achieved a consolidated DART of 0.21 while MSI and MNAC achieved a DART of 0.35 and 0.00, respectively. Finally, on QHSE Corrective Action Completion, the average days achieved by MSI, MNAC and Matrix PDM were 2.0 days, 10.5 days and 6.4 days, respectively, while the average days achieved at the consolidated level was 3.1 days.
While some safety metrics were achieved at both the consolidated and operating subsidiary levels, no incentives were paid with respect to the safety portion of our annual/short-term incentive plan due to our fiscal 2025 operating loss.
Performance measures are established shortly after the beginning of the fiscal year and do not include the impact of any acquisitions, positive or negative, completed within the fiscal year. The Committee will evaluate any acquisitions which may be completed during the fiscal year on a case-by-case basis to determine their impact on the plan and adjust performance measures appropriately. In addition, the Committee has authority with respect to actual payout of annual short-term incentive awards and can reduce awards regardless of whether performance targets are achieved.

The Committee reviews and evaluates the Annual/Short-Term Incentive Compensation Plan periodically to ensure that it meets our objectives and may be modified, discontinued or replaced based on our changing objectives and requirements.
Long-Term Incentive Compensation
We provide long-term incentive compensation to executive officers to tie executive rewards directly to the enhancement of long-term stockholder value and our profitability. Offering the opportunity for executive officers and other key members of management to earn an ownership position in the Company along with a long-term cash incentive enables us to remain competitive and attract, retain and motivate top executive and management talent. We believe that long-term incentive awards help to create and maintain a long-term perspective among executive officers and provide a direct link between executive compensation and our long-term growth and profitability.
The Committee reviews and evaluates long-term incentive awards periodically to ensure that they continue to meet our objectives and may be modified, discontinued or replaced based on our changing objectives and requirements. The Committee’s most recently completed review, which occurred in August 2024, carefully considered the Meridian study, trends of our peer companies, compensation objectives of retention and value creation, and the objective of conserving shares available for grant under our equity incentive plan and reducing earnings dilution.
The Committee concluded that a combination of service-based RSUs and performance units are the most appropriate forms of equity awards to achieve our stated objectives.
Service-based RSUs strongly and directly link management and stockholder interests and are an excellent tool to promote retention. As a full value award, service-based stock-settled RSUs are less dilutive to stockholders than stock options, since we are able to issue fewer shares in order to attain the desired level of equity compensation for our executive officers and key leaders. Service-based cash-settled RSUs prevent dilution in our earnings per share, promote employee retention and align management and stockholder interests. Performance units with performance criteria link the realized value of the equity reward to achievement of stockholder value.
Under the long-term incentive program, all awards are issued on an annual basis. Specific, individual grants vary by level and role in the organization. The amount of each award corresponds to the respective salary grade for each executive officer and is based on market data.
The Committee approved the following structure for the fiscal 2025 long-term incentive grant for NEOs:
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A portion of the grant (20% for the CEO and 25% for the other NEOs) consisted of service-based RSUs settled in stock. Vesting will continue to occur evenly over a four-year period beginning on the first anniversary of the grant date. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants who become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules.

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A portion of the grant (20% for the CEO and 25% for the other NEOs) consisted of service-based RSUs settled in cash. Vesting will occur evenly over a four-year period beginning on the first anniversary of the grant date. In addition, the award agreements contain a provision that accelerates vesting for retirement eligible participants and participants who become retirement eligible during the vesting period. However, the award is forfeited if a participant retires before the first anniversary of the award. Settlement still occurs on the normal vesting schedules.

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The remaining portion of the grant (60% for the CEO and 50% for the other NEOs) was in the form of PSUs. The PSUs cliff vest on the third anniversary of the grant. The shares of our common stock received can vary from zero to two for each performance unit based on the relative Total Shareholder Return (“TSR”) of our common stock as compared to the TSR of a group of peer companies over the performance period. If a participant retires before the third anniversary of the award and if a level at or above threshold is achieved, then vesting will occur on a pro-rata basis based on time worked with the Company from the award date through the retirement date. The potential award levels were as follows:

Shareholder Return Goal	Total Shareholder Return	Shares of Common Stock for Each Performance Unit
Threshold	25th percentile of Peer Group	0.25
Above Threshold	35th percentile of Peer Group	0.50
Target	50th percentile of Peer Group	1.00
Above Target	75th percentile of Peer Group	1.50
Maximum	90th percentile of Peer Group	2.00

In the event we achieve a relative TSR in excess of the 75th percentile but our actual TSR for the performance period is negative, the payout Named Executive Officers will receive is capped at 1.5 shares for each performance unit.
The peer group for the fiscal 2025 performance unit award was as follows:

Archrock Inc.	Limbach Holdings Inc.
Arcosa Inc.	MasTec Inc.
Argan, Inc.	Mistras Group Inc.
Babcock and Wilcox Enterprises Inc.	MYR Group Inc.
Concrete Pumping Holdings Inc.	Newpark Resources Inc.
Dycom Industries Inc.	Northwest Pipe Company
EMCOR Group Inc.	NV5 Global Inc.
Granite Construction Inc.	Orion Group Holdings Inc.
Great Lakes Dredge and Dock Corporation	Primoris Services Corporation
IES Holdings Inc.	Sterling Infrastructure Inc.
KBR Inc.

Based on our relative Total Shareholder Return for fiscal 2023 through fiscal 2025 in comparison to a group of peer companies, our performance was slightly above the amount required for Target payout; therefore, PSUs vested at 109% of Target in August 2025.
Grants made during fiscal 2025 to our Named Executive Officers are shown in the Grants of Plan-Based Awards table under the caption “Executive Officer Compensation.”
Perquisites and Other Benefits
Our executive officers do not receive significant compensation in the form of perquisites or supplemental benefits. In general, our executive officers are eligible to participate in the same retirement and health and welfare plans as all of our other eligible employees. We offer the following benefits to executive officers:
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We sponsor the Matrix Service Company 401(k) Savings Plan, which allows executive officers and other employees to contribute up to 75% of their salary (up to the annual IRS maximum). Our safe harbor matching contribution is a 100% matching contribution on salary deferrals up to the first 3% of compensation and 50% on the next 2% of compensation deferred. All matching contributions are 100% vested at all times. Executive officers participate and receive benefits under the plan in the same manner as all other eligible participants. We do not sponsor or maintain any other pension, deferred compensation or other supplemental retirement plans for executive officers.

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In addition to the group term life insurance policy offered to all eligible employees, we provide additional life insurance to our executive officers, at no cost to the officer. Specifically, we provide a fully portable supplemental Group Variable Universal Life (GVUL) insurance policy equal to two times base salary up to a maximum of $1.5 million. For the CEO, we provide additional corporate term life insurance policies of $500,000 with us as the beneficiary and $500,000 with a designee of the CEO as the beneficiary.
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We provide long-term disability to all administrative employees. Under this plan, the employee may receive disability payments of up to 60% of their base salary subject to a maximum of $12,000 per month. Additionally, we provide a fully portable supplemental executive long-term disability plan to the Named Executive Officers. Under this plan, the Named Executive Officers may receive additional disability payments of up to 60% of the sum of their base salary and the average of their prior two years short-term incentive cash bonuses, subject to a maximum of $15,000 per month. The combined plans may provide a long-term disability benefit up to a maximum of $27,000 per month for the Named Executive Officers.

Change of Control/Severance Agreements
We have entered into Change of Control/Severance Agreements with each of our Named Executive Officers and other executive officers. These agreements are designed to promote stability, continuity and focus for key members of leadership during periods of uncertainty that may be created by change of control situations. Additionally, the use of such agreements is a competitive practice that enhances our ability to attract and retain leadership talent. For further details regarding our Change of Control/Severance Agreements, see the discussion under the caption “Potential Payments Upon Termination or Change of Control.”
Clawback Policy
Effective August 29, 2023, our Board adopted a new Clawback Policy applicable to our officers that are required to file ownership reports pursuant to Section 16 of the Exchange Act (“Covered Executives”). The Clawback Policy is triggered in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a “Triggering Event”).
If a Triggering Event occurs, the Company is required to recoup all erroneously awarded “incentive-based compensation” paid to Covered Executives during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement and during any transition period that results from a change in the Company’s fiscal year, if applicable. “Incentive-based compensation” is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure.
The amount of erroneously awarded incentive-based compensation is the difference between the amount of incentive-based compensation paid to a Covered Executive that exceeds the incentive-based compensation that such Covered Executive would have been paid had it been based on the restated results without regard to taxes paid.
The Clawback Policy is administered by our Board, or such Board committee as it may designate, which shall determine, in its sole discretion, the timing and method for recouping erroneously awarded incentive-based compensation.
A copy of our Clawback Policy is available on the Corporate Governance page included in the “Investor Relations” section of our website at matrixservicecompany.com.
Insider Trading Policy
On May 6, 2025, our Board adopted an amended Insider Trading Policy, which prohibits directors, officers, employees, consultants and contractors of the Company from trading in Company securities when in possession of material non-public information unless an approved 10b5-1 Plan is in place. The Insider Trading Policy intends to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company. A copy of our Insider Trading Policy is included as Exhibit 19 to our 2025 Annual Report on Form 10-K.

Policy on Hedging and Pledging of Company Securities
Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Our Insider Trading Policy specifically prohibits our directors, Named Executive Officers and all other employees from purchasing any securities or other financial instruments or engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the value of any of our equity securities that are held by any such person, directly or indirectly. This hedging policy also applies to family members and entities controlled by our directors, Named Executive Officers and all other employees.
Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in our securities, our Insider Trading Policy prohibits directors, Named Executive Officers and other employees from holding our securities in a margin account or otherwise pledging our securities.
Equity Grant Practices
Our Compensation Committee annually meets during the first quarter following the end of each fiscal year to review the performance of the Company as well as the executives of the Company. During these annual meetings, all compensation recommendations are made, including recommendations regarding potential adjustments to the annual base salaries of the executive officers along with determination of annual incentive payments and equity awards. To the extent our Compensation Committee approves new equity-based awards for employees (including NEOs) during the first quarter of a fiscal year, the grant date of such awards is typically in late August. Our Compensation Committee does not take material non-public information into account when determining the timing and terms of equity awards, nor does the Company time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. In an effort to minimize the impact of stock price volatility on equity award grants, our Compensation Committee uses a 20-day average closing stock price for purposes of calculating equity award grant amounts for employees (including NEOs). Currently, we do not grant stock options, stock appreciation rights or similar option-like awards.
Compensation Program as it Relates to Risk
Our Board has reviewed our compensation policies and practices for both executives and non-executives as they relate to risk and have determined that they are not reasonably likely to have a material adverse effect on our operations or financial condition. In reaching this conclusion, we considered the various elements of our compensation program that are designed to help mitigate excessive risk taking, including:
•
Components of Compensation: We use a mix of compensation elements including base salary, short-term incentives and long-term incentives to avoid placing too much emphasis on any one component of compensation.

•	Short-term Incentive Compensation: Our short-term incentive compensation plan does not allow for unlimited payouts. For fiscal 2025, short-term incentive payments cannot exceed 200% of target levels.
•
Long-term Incentive Awards: Our service-based long-term incentive awards drive a long-term perspective and vest over a period of four years. Our performance-based long-term incentive awards, which may vest after a period of three years, are capped and cannot exceed 200% of target levels.

•
Committee Oversight: The Committee reviews and administers all awards under short- and long-term incentive plans and engages a compensation consultant on an annual basis to ensure that our compensation package is consistent with that of our competitors.

•	Performance Measures: Our performance goal setting process is aligned with our business strategy and the interests of our stockholders.
•
Clawback Policy: We have the right to recover erroneously awarded incentive-based compensation paid to our executive officers in the event we are required to prepare an accounting restatement of our financial statements due to our material non-compliance with any financial reporting requirement under the securities laws.

•
Insider Trading Policy: Our insider trading policy prohibits our directors, officers, employees, consultants and contractors from trading any shares of our common stock while in possession of material non-public information unless an approved 10b5-1 Plan is in place.

•
Hedging and Pledging Policy: Our hedging and pledging policy requires our senior management to retain the full risks and rewards associated with owning our common stock with respect to all of the shares they are required to retain.

•	Equity Ownership Guidelines: Our equity ownership guidelines require our senior management to maintain significant ownership in our common stock for the duration of their employment with our Company.
Our compensation program is designed to motivate our Named Executive Officers and other officers to achieve business objectives that generate strong stockholder returns and to encourage ethical behaviors.
Equity Ownership Guidelines
The Board believes that our directors and executive officers should demonstrate their commitment to and belief in our long-term profitability. Accordingly, each director and executive officer is expected to maintain a significant investment in us through the ownership of our common stock. Equity ownership more closely aligns our directors’ and executive officers’ interests and actions with the interests of our stockholders.
In our Corporate Governance Guidelines, we have formal equity ownership guidelines that require minimum equity ownership levels. The equity ownership guidelines require the following minimum equity ownership levels:

Non-Employee Directors	5 times annual cash retainer
President/CEO	5 times base salary
CFO/COO/Presidents of operating subsidiaries	2 times base salary
All other Executive Officers	1 times base salary

Directors and executive officers are prohibited from selling stock received via Company awards if and to the extent they do not meet these guidelines, with certain limited exceptions. Once guideline levels have been reached, directors and officers are expected to retain this level of ownership during their tenure. Compliance is evaluated on a biannual basis in November and May of each year.
As of our most recent evaluation date in May 2025, all of our NEOs and non-employee directors met their equity ownership guidelines with the exceptions of Mr. Payne, who was promoted to President of Matrix Service Inc. in September 2022; Mr. Montalbano, who was promoted to President of Matrix North American Construction in August 2023; and Mr. Bustamante, who was appointed to the Board of Directors in June 2022.
The following are eligible forms of equity under our Equity Ownership Guidelines:
•	shares owned separately or owned either jointly with, or separately by, his or her immediate family members residing in the same household;
•	shares held in trust for the benefit of the executive officer or immediate family members; and
•	vested and unvested service-based restricted stock or RSUs; however, unvested and unearned PSUs are not included in the calculation of equity ownership.

Report of the Compensation Committee of the Board
The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
Carlin G. Conner, Chair
Jose L. Bustamante
Martha Z. Carnes
Liane K. Hinrichs

EXECUTIVE OFFICER COMPENSATION
The following tables set forth certain information regarding compensation of our Named Executive Officers, or “NEOs”, for fiscal 2025. The executive officers listed below, with the exceptions of the former COO and the former President of Matrix PDM Engineering who both separated from the Company on April, 30, 2025, were serving as executive officers at June 30, 2025.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
John R. Hewitt Chief Executive Officer	2025	800,000	—	2,236,270	—	33,189(5)	3,069,459
	2024	800,000	—	3,264,777	—	32,510	4,097,287
	2023	800,000	—	1,565,141	—	36,852	2,401,993
Kevin S. Cavanah Chief Financial Officer	2025	493,269(1)	—	731,501	—	24,512(5)	1,249,282
	2024	475,000	—	1,039,996	—	23,585	1,538,581
	2023	475,000	—	504,107	—	24,308	1,003,415
Shawn P. Payne President—Engineering & Construction	2025	459,868(1)	—	482,898	—	20,209(5)	962,975
	2024	433,423	—	686,554	—	19,211	1,139,188
	2023	397,769	—	310,799	—	18,646	727,214
Douglas J. Montalbano President—Matrix North American Construction	2025	388,769(1)	—	418,007	—	17,417(5)	824,193
	2024	370,385	—	594,284	—	17,173	981,842
Nancy E. Austin Chief Administrative Officer	2025	389,423(1)	—	412,499	—	21,096(5)	823,018
	2024	375,000	—	586,453	—	20,249	981,702
	2023	375,000	—	284,275	—	20,233	679,508
Alan R. Updyke Former Chief Operating Officer	2025	459,161(2)	—	1,202,629(6)	—	897,707(7)	2,559,497
	2024	505,000	—	1,105,672	—	25,733	1,636,405
	2023	505,000	—	535,943	—	27,583	1,068,526
Glyn A. Rodgers Former President—Matrix PDM Engineering	2025	349,560(2)	—	663,417(6)	—	637,415(8)	1,650,392
	2024	387,115	—	609,916	—	22,341	1,019,372
	2023	375,000	—	284,275	—	26,395	685,670

(1)
The base salary of Mr. Cavanah for fiscal 2025 represents 10 months of his current base salary of $498,750 and two months of his prior base salary. The base salary of Mr. Payne for fiscal 2025 represents two months of his current base salary of $495,475, eight months of his previous base salary of $460,950 and two months of his prior base salary. The base salary of Mr. Montalbano for fiscal 2025 represents 10 months of his current base salary of $391,400 and two months of his prior base salary. The base salary of Ms. Austin for fiscal 2025 represents 10 months of her current base salary of $393,750 and two months of her prior base salary.

(2)	The base salaries of Messrs. Updyke and Rodgers for fiscal 2025 represent their salaries for time worked through their separation date of April 30, 2025.
(3)
The amounts shown represent the grant date fair value for awards of RSUs to be settled in stock, RSUs to be settled in cash and performance units granted during the period determined in accordance with FASB Accounting Standards Codification ASC Topic 718 – Compensation – Stock Compensation (“ASC718”). A portion of the awards that were granted in fiscal years 2023, 2024 and 2025 are subject to certain market conditions; accordingly, the grant date fair value of these awards is based upon the probable outcome of those conditions, which is the Target performance level. For further information on the assumptions used in the valuation of these awards see Notes 1 and 10 included in the Notes to Consolidated Financial Statements included in our fiscal 2025 Annual Report on Form 10-K.

(4)
Represents amounts payable to the Named Executive Officer under the annual/short-term incentive compensation plan for the applicable fiscal year’s performance. In fiscal 2025, no amounts were paid under the annual/short-term incentive compensation plan.

(5)
Represents amounts paid by us on behalf of the Named Executive Officer for life insurance and disability premiums and matching contributions to the Named Executive Officer’s account in our qualified 401(k) plan. Life insurance and disability premiums in fiscal 2025 totaled $19,304, $10,237, $5,810, $3,389 and $6,921 for Messrs. Hewitt, Cavanah, Payne and Montalbano and Ms. Austin, respectively. Matching contributions to our 401(k) plan in fiscal 2025 totaled $13,885, $14,275, $14,399, $14,028 and $14,175 for Messrs. Hewitt, Cavanah, Payne and Montalbano and Ms. Austin, respectively.

(6)
For Messrs. Updyke and Rodgers, the original grant date fair value of their stock-settled and cash-settled RSU awards was $356,796 and $196,826, respectively. Upon their separation from the Company on April 30, 2025, their RSU awards were modified to accelerate vesting. This resulted in the original grants being deemed to be cancelled, and the RSU awards deemed to be reissued with modified grant date fair values of $424,931 and $234,413, respectively. Per SEC rules, both the original grant date fair value and the modified grant date fair value are included in the total value of awards issued even though only the modified RSU awards for each of Messrs. Updyke and Rodgers will vest.

(7)
In accordance with his 2022 Amended and Restated Severance Agreement, Mr. Updyke received cash severance in the amount of $795,375, representing one and one-half years of base salary. Also included are company-paid life insurance and disability premiums totaling $11,100, matching 401(k) contributions of $14,754 and earned, unused Paid Time Off totaling $76,478.

(8)
In accordance with his 2022 Amended and Restated Severance Agreement, Mr. Rodgers received cash severance in the amount of $602,550, representing one and one-half years of base salary. Also included are company-paid life insurance and disability premiums totaling $8,347, matching 401(k) contributions of $12,613 and earned, unused Paid Time Off totaling $13,905.

Grants of Plan-Based Awards During Fiscal 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John R. Hewitt	8/27/2024	400,000	800,000	1,600,000	—	—	—	—	—
	8/27/2024	—	—	—	31,088	124,352	248,704	82,902	2,236,270
Kevin S. Cavanah	8/27/2024	187,031	374,063	748,125	—	—	—	—	—
	8/27/2024	—	—	—	8,614	34,456	68,912	34,456	731,501
Shawn P. Payne	8/27/2024	175,014	350,028	700,056	—	—	—	—	—
	8/27/2024	—	—	—	5,687	22,746	45,492	22,746	482,898
Douglas J. Montalbano	8/27/2024	146,775	293,550	587,100	—	—	—	—	—
	8/27/2024	—	—	—	4,922	19,689	39,378	19,690	418,007
Nancy E. Austin	8/27/2024	147,656	295,313	590,625	—	—	—	—	—
	8/27/2024	—	—	—	4,858	19,430	38,860	19,430	412,499
Alan R. Updyke	8/27/2024	198,844	397,688	795,375	—	—	—	—	—
	8/27/2024	—	—	—	9,158	36,632	73,264	36,632(4)	777,698
	4/30/2025	—	—	—	—	—	—	36,632(4)	424,931
Glyn A. Rodgers	8/27/2024	150,638	301,275	602,550	—	—	—	—	—
	8/27/2024	—	—	—	5,052	20,207	40,414	20,208(4)	429,004
	4/30/2025	—	—	—	—	—	—	20,208(4)	234,413

(1)
The amounts shown are the potential cash incentive compensation awards for each Named Executive Officer under our annual/short-term incentive compensation plan described above under the caption “Compensation Discussion and Analysis”. Actual payouts to the Named Executive Officers for the applicable fiscal year are reported in the Summary Compensation Table as a portion of the amount shown under the column “Non-Equity Incentive Plan Compensation.”

(2)
Represents the number of shares which may be issued pursuant to fiscal 2025 performance unit awards to the Named Executive Officers that cliff vest three years after the grant date. The number of shares of common stock received upon vesting of the performance units will range between 0% and 200% of the number of performance units awarded as determined by the three-year Total Shareholder Return on our common stock when compared to the Total Shareholder Return on the common stock of a group of peer companies selected by the Compensation Committee of the Board. The fiscal 2025 performance unit awards are described above under the caption “Compensation Discussion and Analysis”.

(3)
Amounts shown represent service-based RSUs granted to the Named Executive Officers in fiscal 2025. For Named Executive Officers who are not yet at retirement age, the RSUs vest in four equal annual installments beginning one year after the grant date subject to the Named Executive Officer’s continued employment with us. For Named Executive Officers who are of retirement age (Messrs. Hewitt and Cavanah), the RSUs vest in full on the one-year anniversary of the grant date but such RSUs will be settled in four equal annual installments beginning one year after the grant date. For Messrs. Hewitt, Cavanah, Payne and Montalbano and Ms. Austin, half of the RSUs will be settled in stock while the other half will be settled in cash.

(4)
RSU awards granted on August 27, 2024 for Messrs. Updyke and Rodgers were deemed cancelled when they were modified to accelerate vesting and reissued on their separation date of April 30, 2025. Half of the RSUs modified on April 30, 2025 will be settled in stock while the other half will be settled in cash in four equal annual installments beginning one year after the original grant date.

(5)
Amounts shown are calculated based upon the grant date fair value calculated in accordance with ASC718. The grant date fair value of the service-based RSUs is calculated by multiplying the number of RSUs awarded by the closing stock price on the date of grant. The grant date fair value of the performance units is calculated using a Monte Carlo model. The model estimated the fair value of the award based on approximately 100,000 simulations of the future prices of our common stock compared to the future prices of our peer companies based on historical volatilities. The model also took into account the expected dividends over the performance period for the peer companies which pay cash dividends. See Notes 1 and 10 of the Notes to the Consolidated Financial Statements included in our fiscal 2025 Annual Report on Form 10-K for a full discussion of our stock-based compensation accounting policies. The specific grant date fair values are as follows:

	Service-Based Awards					Performance-Based Awards
Name	Service- Based Awards (#)	Value per Share ($)	Service- Based Awards (#)	Value per Share ($)	Grant Date Fair Value ($)	Shares at Target (#)	Value per Share ($)	Grant Date Fair Value ($)	Total Grant Date Fair Value ($)
John R. Hewitt	82,902	9.74	—	—	807,465	124,352	11.49	1,428,805	2,236,270
Kevin S. Cavanah	34,456	9.74	—	—	335,601	34,456	11.49	395,900	731,501
Shawn P. Payne	22,746	9.74	—	—	221,546	22,746	11.49	261,352	482,898
Douglas J. Montalbano	19,690	9.74	—	—	191,780	19,689	11.49	226,227	418,007
Nancy E. Austin	19,430	9.74	—	—	189,248	19,430	11.49	223,251	412,499
Alan R. Updyke	36,632	9.74	36,632	11.60	781,727	36,632	11.49	420,902	1,202,629
Glyn A. Rodgers	20,208	9.74	20,208	11.60	431,239	20,207	11.49	232,178	663,417

Outstanding Equity Awards at Fiscal Year-End for 2025

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John R. Hewitt	234,480	3,167,825	446,463	6,031,715
Kevin S. Cavanah	97,454	1,316,604	123,709	1,671,309
Shawn P. Payne	61,502	830,892	79,928	1,079,827
Douglas J. Montalbano	50,808	686,416	64,327	869,058
Nancy E. Austin	54,954	742,429	69,761	942,471
Alan R. Updyke	103,610	1,399,771	75,252	1,016,661
Glyn A. Rodgers	56,568	764,234	40,712	550,019

(1)	Based on the closing price of our common stock on June 30, 2025 of $13.51 per share.

The stock awards vest according to the following schedule:

	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Shares	Vest Date	Shares	Vest Date
John R. Hewitt	20,726	8/27/2025(1)	143,805(2)	8/30/2025
	29,718	8/29/2025(1)	178,306(2)	8/29/2026
	18,450	8/30/2025(1)	124,352(2)	8/27/2027
	21,988	8/30/2025(1)
	20,726	8/27/2026(1)
	29,718	8/29/2026(1)
	21,988	8/30/2026(1)
	20,726	8/27/2027(1)
	29,716	8/29/2027(1)
	20,724	8/27/2028(1)
Kevin S. Cavanah	8,614	8/27/2025(1)	39,847(2)	8/30/2025
	12,352	8/29/2025(1)	49,406(2)	8/29/2026
	7,668	8/30/2025(1)	34,456(2)	8/27/2027
	9,138	8/30/2025(1)
	8,614	8/27/2026(1)
	12,352	8/29/2026(1)
	9,138	8/30/2026(1)
	8,614	8/27/2027(1)
	12,350	8/29/2027(1)
	8,614	8/27/2028(1)
Shawn P. Payne	5,688	8/27/2025(1)	24,567(2)	8/30/2025
	8,154	8/29/2025(1)	32,615(2)	8/29/2026
	3,026	8/30/2025(1)	22,746(2)	8/27/2027
	5,634	8/30/2025(1)
	5,686	8/27/2026(1)
	8,154	8/29/2026(1)
	5,634	8/30/2026(1)
	5,686	8/27/2027(1)
	8,154	8/29/2027(1)
	5,686	8/27/2028(1)
Douglas J. Montalbano	4,924	8/27/2025(1)	16,406(2)	8/30/2025
	7,058	8/29/2025(1)	28,232(2)	8/29/2026
	2,420	8/30/2025(1)	19,689(2)	8/27/2027
	3,762	8/30/2025(1)
	4,922	8/27/2026(1)
	7,058	8/29/2026(1)
	3,762	8/30/2026(1)
	4,922	8/27/2027(1)
	7,058	8/29/2027(1)
	4,922	8/27/2028(1)
Nancy E. Austin	4,858	8/27/2025(1)	22,471(2)	8/30/2025
	6,966	8/29/2025(1)	27,860(2)	8/29/2026
	4,324	8/30/2025(1)	19,430(2)	8/27/2027
	5,154	8/30/2025(1)
	4,858	8/27/2026(1)
	6,964	8/29/2026(1)
	5,152	8/30/2026(1)
	4,858	8/27/2027(1)
	6,964	8/29/2027(1)
	4,856	8/27/2028(1)

	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Shares	Vest Date	Shares	Vest Date
Alan R. Updyke	9,158	8/27/2025(1)	37,696(2)	8/30/2025
	13,132	8/29/2025(1)	29,279(2)	8/29/2026
	8,152	8/30/2025(1)	8,277(2)	8/27/2027
	9,716	8/30/2025(1)
	9,158	8/27/2026(1)
	13,132	8/29/2026(1)
	9,716	8/30/2026(1)
	9,158	8/27/2027(1)
	13,130	8/29/2027(1)
	9,158	8/27/2028(1)
Glyn A. Rodgers	5,052	8/27/2025(1)	19,995(2)	8/30/2025
	7,244	8/29/2025(1)	16,151(2)	8/29/2026
	4,324	8/30/2025(1)	4,566(2)	8/27/2027
	5,154	8/30/2025(1)
	5,052	8/27/2026(1)
	7,244	8/29/2026(1)
	5,152	8/30/2026(1)
	5,052	8/27/2027(1)
	7,242	8/29/2027(1)
	5,052	8/27/2028(1)

(1)
Represents 50% vesting of stock-settled RSUs and 50% vesting of cash-settled RSUs. For Named Executive Officers who are not yet at retirement age, RSUs vest in four equal annual installments beginning one year from the date of the grant. For Named Executive Officers of retirement age (Messrs. Hewitt and Cavanah), the RSUs vest in full on the one-year anniversary of the grant date, but such RSUs will be settled in four equal annual installments beginning one year after the grant date. For Messrs. Updyke and Rodgers, their RSUs were modified on April 30, 2025 to accelerate vesting but will be settled in four equal annual installments beginning one year from the original grant date. Vesting dates reflected in this table for Messrs. Hewitt, Cavanah, Updyke and Rodgers reflect the date such RSU awards will be settled.

(2)
Represents fiscal 2023, 2024 and 2025 performance unit awards to the Named Executive Officers that cliff vest three years after the grant date. If at least threshold performance is achieved, the performance units are paid out in the form of our common stock upon vesting. The number of shares of common stock received for each performance unit will vary from zero to two based on the Total Shareholder Return on our common stock when compared to Total Shareholder Return on common stock of peer companies selected by the Compensation Committee of the Board. The Total Shareholder Return Goals are as follows:

Shareholder Return Goal	Total Shareholder Return	Shares of Common Stock for Each Performance Unit
Threshold	25th percentile of Peer Group	0.25
Above Threshold	35th percentile of Peer Group	0.50
Target	50th percentile of Peer Group	1.00
Above Target	75th percentile of Peer Group	1.50
Maximum	90th percentile of Peer Group	2.00

The performance period (fiscal 2023, 2024 and 2025) for the fiscal 2023 performance unit award has been completed. In August 2025, the Compensation Committee certified that our relative Total Shareholder Return for the performance period resulted in an award of 1.09 shares for each performance unit granted. Accordingly, the number of shares presented for the fiscal 2023 performance unit award is equal to the number of shares actually earned for that period. Based on our relative Total Shareholder Return for fiscal 2024 and 2025 (two-thirds of the performance period for the fiscal 2024 award), the fiscal 2024 award is presented at the Target performance level. Based on our relative Total Shareholder Return for fiscal 2025 (one-third of the performance period for the fiscal 2025 award), the fiscal 2025 award is presented at the Target performance level. For Messrs. Updyke and Rodgers, the number of shares presented are pro-rata amounts based on time worked with the Company through their separation date of April 30, 2025.

Options Exercised and Stock Vested During Fiscal 2025

	Stock Awards
Name	Number of Shares or Units of Stock Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
John R. Hewitt	118,408	1,179,726
Kevin S. Cavanah	44,882	447,183
Shawn P. Payne	23,019	229,299
Douglas J. Montalbano	18,207	181,360
Nancy E. Austin	25,309	252,167
Alan R. Updyke	47,715	475,410
Glyn A. Rodgers	25,587	254,933

(1)
Stock-settled RSUs, cash-settled RSUs and stock-settled PSUs were acquired. The number of stock-settled RSUs acquired in fiscal 2025 totaled 43,567, 18,108, 9,799, 7,735, 19,251, 10,350 and 10,211 for Messrs. Hewitt, Cavanah, Payne, Montalbano, Updyke and Rodgers and Ms. Austin, respectively. The number of cash-settled RSUs acquired in fiscal 2025 totaled 43,567, 18,108, 9,799, 7,735, 19,251, 10,350 and 10,211, which resulted in cash payouts of $434,118, $180,435, $97,613, $77,050, $191,824, $103,129 and $101,746 for Messrs. Hewitt, Cavanah, Payne, Montalbano, Updyke and Rodgers and Ms. Austin, respectively. The number of stock-settled PSUs acquired in fiscal 2025 totaled 31,274, 8,666, 3,421, 2,737, 9,213, 4,887 and 4,887 for Messrs. Hewitt, Cavanah, Payne, Montalbano, Updyke and Rodgers and Ms. Austin, respectively.

(2)
The value realized is the closing sales price of the common stock on the vesting date, multiplied by the number of shares for which the restrictions lapsed. The stock awards that vested in fiscal 2025 relate to service-based and performance-based awards and were as follows:

	Service-Based Awards		Performance-Based Awards		Total
Name	Shares or Units of Stock (#)	Value ($)	Shares or Units of Stock (#)	Value ($)	Shares or Units of Stock (#)	Value ($)
John R. Hewitt	87,134	868,237	31,274	311,489	118,408	1,179,726
Kevin S. Cavanah	36,216	360,870	8,666	86,313	44,882	447,183
Shawn P. Payne	19,598	195,226	3,421	34,073	23,019	229,299
Douglas J. Montalbano	15,470	154,100	2,737	27,260	18,207	181,360
Nancy E. Austin	20,422	203,493	4,887	48,674	25,309	252,167
Alan R. Updyke	38,502	383,649	9,213	91,761	47,715	475,410
Glyn A. Rodgers	20,700	206,259	4,887	48,674	25,587	254,933

Potential Payments Upon Termination or Change of Control
In September 2021, the Board of Directors approved a General Severance Protection Plan for all Officers that aligns with the market, our peers and best practice. The updated Change of Control and Severance benefits for NEOs are included in the table below:

	General Severance		Change of Control
Executive	Payout Multiple	Payout Definition	Protection Window	Payout Multiple	Payout Definition
CEO	2x	Base	24 months	2x	(Base + Target Bonus)
CFO	1.5x	Base	24 months	2x	(Base + Target Bonus)
President, Eng & Constr	1.5x	Base	24 months	2x	(Base + Target Bonus)
Business President	1.5x	Base	24 months	1.5x	(Base + Target Bonus)
CAO	1x	Base	24 months	1x	(Base + Target Bonus)

Under these agreements, payment of benefits may occur under two circumstances:
•
If we experience a “Change of Control” and the executive voluntarily incurs separation from service for “Good Reason” or is terminated without “Cause,” either on the date of the Change of Control or within 24 months following the Change of Control date; or

•	The executive is terminated from employment at any time for reasons other than Cause.

“Change of Control” means (i) the acquisition by any “person” or “group” (as defined pursuant to Section 13(d) under the Securities Exchange Act) of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of in excess of 35% of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); (ii) during any one (1) year period, individuals who at the beginning of such period constituted the Board of the Company (the “Board”) (together with any new directors whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds (2/3) of our directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved (but excluding, for purposes of this definition, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the members of the Board; (iii) consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in our Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting stock of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total voting power represented by the voting stock of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; or (iv) our stockholders approve a plan of complete liquidation or an agreement for our sale or disposition (in one transaction or a series of related transactions) of all or substantially all of our assets to any Person.
“Cause” means, with reference to a severance event, that the executive has been severed from employment with us because of the executive’s theft of our property, embezzlement or dishonesty that results in harm to us; continued gross or willful neglect of his or her job responsibilities after receiving written warnings regarding such neglect; conviction of a felony or pleading nolo contendere to a felony charged under state or federal law; or willful violation of Company policy. A determination by our Board that an event constituting “Cause” under this Agreement has occurred is binding.
“Good Reason” means a separation from service initiated by the executive on account of any one or more of the following actions or omissions that, unless otherwise specified, occurs following a Change of Control: (i) a material reduction in the rate of annual base compensation or a material reduction in target annual incentive compensation; (ii) a change in the location of the executive’s principal place of employment by more than thirty-five (35) miles from the location where the executive was principally employed immediately prior to the date on which a Change of Control occurs; (iii) a material adverse reduction in the nature or scope of the executive’s office, position, duties, functions, responsibilities or authority (including reporting responsibilities and authority) from those immediately prior to the date on which a Change of Control occurs; or (iv) the failure at any time of the successor company explicitly to assume and agree to be bound by the Plan.
In the event payment of benefits is triggered under these agreements, the executive officer will be paid in the manner outlined below. All benefits paid under these agreements are conditioned upon the executive executing waiver and release in form and substance satisfactory to us, within sixty (60) days after separation from service. Failure to execute such an agreement prior to the payment date is considered an absolute forfeiture of the severance benefit. In the event an executive officer is terminated for Cause, all benefits and payments under the agreement are forfeited.
In the event an executive is terminated from employment for reasons other than Cause or voluntarily separates from service for Good Reason during a period that commences 180 days prior to the Change of Control and expires on the two (2) year anniversary of the Change of Control, benefits are paid as follows:
•
Messrs. Hewitt, Cavanah and Payne – Paid an amount equal to two years of base salary plus annual target bonus. All forms of long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such long-term incentive awards.

•
Mr. Montalbano – Paid an amount equal to one and one-half years of base salary plus annual target bonus. All long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such long-term incentive awards.

•
Ms. Austin – Paid an amount equal to one year of base salary plus annual target bonus. All long-term incentive awards vest and restrictions on such benefits lapse in accordance with the change of control vesting provisions set forth in the award agreements governing such long-term incentive awards.

Beginning with the fiscal 2021 equity awards, accelerated vesting of awards will occur only upon a double-trigger consisting of either (i) a Change of Control and one of several other occurrences, including the termination of a Named Executive Officer not for Cause or if the Named Executive Officer suffers an adverse event in connection with or within two years of the Change of Control or (ii) a Change of Control in which the successor company elects not to assume or replace the award with an award of equal value.
In the absence of a Change of Control, in the event an executive is terminated from employment for reasons other than Cause, benefits are paid as follows:
•	Mr. Hewitt – Paid an amount equal to two years of base salary.
•	Messrs. Cavanah, Payne and Montalbano – Paid an amount equal to one and one-half years of base salary.
•	Ms. Austin – Paid an amount equal to one year of base salary.
Benefits will be paid in the calendar year the triggering event occurs and, generally, within sixty days of the date of the triggering event. In no case shall the payment of the severance benefits be paid later than December 31 of the second calendar year following the calendar year in which the separation from service occurs.
The following table shows potential payments to our Named Executive Officers under existing contracts, agreements, plans or arrangements, whether written or unwritten for various scenarios involving a termination of each of such Named Executive Officers, assuming a June 30, 2025 termination date and, where applicable, using the closing price of our common stock on June 30, 2025 of $13.51. These amounts are estimates only. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from our employment.

	Change of Control with Termination for Reasons Other than Cause				Termination by the Company at any Time for Reasons Other than Cause	Retirement	Death or Disability
Name	Salary Severance ($)(1)	Annual/ Short-Term Incentive Plan Severance ($)(2)	Value Realized on Acceleration of Vesting ($)(3)	Total ($)	Salary Severance ($)(4)	Value Realized on Acceleration of Vesting ($)(5)	Value Realized on Acceleration of Vesting ($)(3)
John R. Hewitt	1,600,000	800,000	9,039,122	11,439,122	1,600,000	5,676,834	9,039,122
Kevin S. Cavanah	997,500	374,063	2,943,451	4,315,014	748,125	1,856,666	2,943,451
Shawn P. Payne	990,950	371,606	1,883,308	3,245,864	743,213	—	1,883,308
Douglas J. Montalbano	587,100	293,550	1,537,168	2,417,818	587,100	—	1,537,168
Nancy E. Austin	393,750	295,313	1,659,825	2,348,888	393,750	—	1,659,825

(1)
Represents payment of two years of base salary for Messrs. Hewitt, Cavanah and Payne or one and one-half years of base salary for Mr. Montalbano or one year of base salary for Ms. Austin for the event specified based on base salary as of June 30, 2025.

(2)	Represents payment of annual/short-term incentive severance for the event specified based on the annual target bonus compensation.
(3)
Represents the value the Named Executive Officer would realize upon the lapsing of restrictions on RSUs settled in stock, RSUs settled in cash and PSUs due to the specified event. The value shown is the number of unvested RSUs and PSUs, assuming a target performance level, at June 30, 2025 multiplied by the market price of common stock at the close of business on June 30, 2025.

(4)
Represents payment of two years of base salary for Mr. Hewitt or one and one-half years of base salary for Messrs. Cavanah, Payne and Montalbano or one year of base salary for Ms. Austin for the event specified based on base salary as of June 30, 2025.

(5)
Represents the value Messrs. Hewitt and Cavanah would realize upon the lapsing of restrictions on RSUs settled in stock, RSUs settled in cash and PSUs due to their retirement. The value shown is the value of RSUs settled in stock that would vest, the value of RSUs settled in cash that would vest and the value of PSUs that would vest (assuming a target performance level). For RSUs settled in stock, RSUs settled in cash and PSUs, the value represents the shares received multiplied by the market price of common stock at the close of business on June 30, 2025. Messrs. Payne and Montalbano and Ms. Austin were not eligible for retirement at June 30, 2025.

There are no other agreements, arrangements or plans that entitle the Named Executive Officers to severance, perquisites or other enhanced benefits upon their termination of employment.
Executive Separation
In connection with organizational changes undertaken by the Company intended to streamline the business and improve its effectiveness, effective April 30, 2025, Mr. Alan R. Updyke, Chief Operating Officer, and Mr. Glyn A. Rodgers, President of Matrix PDM Engineering, Inc., a wholly owned subsidiary of Matrix, were no longer employed with the Company. The departure of Messrs. Updyke and Rodgers is not related to any dispute or disagreement with the Company on any matter relating to its operations, policies or practice. The Company provided each of Mr. Updyke and Mr. Rodgers the following:
•	a cash severance of 1.5x their base salary in accordance with each of their 2022 Amended and Restated Severance Agreement;
•
in recognition of their service to the Company for over twelve years for Mr. Updyke and for over seven years for Mr. Rodgers, and as additional consideration, continued vesting of fiscal 2025 restricted stock units, and pro-rated performance stock units on the current schedule of their existing awards subject to the Company achieving the required performance metrics; and

•	12 months of COBRA coverage.
Amounts paid to Messrs. Updyke and Rodgers as a result of their separation are included in the Summary Compensation Table above.
CEO Pay Ratio
As of the end of fiscal 2025:
•	the median of the annual total compensation of all employees (other than our CEO) was $111,401;
•	the annual total compensation of our CEO was $3,069,459; and
•	based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 28 to 1.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, the methodology and the material assumptions, adjustments, and estimates that we used are described below.
We determined that, as of June 30, 2025, our employee population consisted of 2,239 individuals working at the Company and its consolidated subsidiaries, 2,040 of whom were U.S. employees and 199 of whom were non-U.S. employees.
As permitted under SEC rules, for purposes of identifying our median employee, we excluded 34 non-U.S. employees, or approximately 1.5% of our total employee population. Seven of the excluded employees were located in Australia, one was located in Dubai, and 26 were located in South Korea. After this adjustment, our employee population consisted of 2,205 individuals.
Per Item 402(u) of Regulation S-K, a registrant is required to identify its median employee only once every three years provided that there has been no change in its employee population or employee compensation arrangements that it reasonably believes would result in a significant change to its pay ratio disclosure. For this year’s pay ratio disclosure, we intended to use the same median employee identified in June 2024. However, we believe it is no longer appropriate to use the original median employee as that median employee experienced a 20% increase in total compensation. Instead, we elected to use another employee from June 30, 2024, whose compensation is substantially similar to the original median employee based on the compensation measure used to select the original median employee.
Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives but excluded the value of health and welfare benefits, we ranked our employees from the highest paid to the lowest paid. Our employee population was evaluated as of June 30, 2024 and reflects compensation paid from July 1, 2023 through June 30, 2024. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency to our Canadian employees. We did not use any cost-of-living adjustments.
Where allowed under SEC rules, we have annualized compensation through June 30, 2024 for employees newly hired after July 1, 2023.
The resulting ratio of 28:1 is a reasonable estimate calculated in a manner consistent with SEC rules using the data and assumptions summarized above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
Pay Versus Performance Table
The following table presents certain information regarding compensation paid to our CEO and our non-CEO NEOs, and certain measures of financial performance, for the four fiscal years ended June 30, 2025. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.
In this table, executive pay is presented in two ways: (1) total compensation as disclosed in the Summary Compensation Table (“SCT”) for the relevant year and (2) “compensation actually paid” for the same year. “Compensation actually paid,” calculated as required by SEC rules, reflects the adjustments to unvested and vested equity awards during the years shown in the table below, and does not reflect the actual amount of compensation earned by or paid to our CEO and our non-CEO NEOs during a relevant year. “Compensation actually paid” generally fluctuates due to increases or decreases in our stock price.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for non-CEO NEOs ($)(3)	Average Compensation Actually Paid to non-CEO NEOs ($)(2)	Company Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income/(Loss) (in thousands) ($)(6)	Adjusted Operating Income/(Loss) (in thousands) ($)(7)
2025	3,069,459	5,451,521(8)	1,344,893	1,519,008(8)	128.67	285.23	(29,462)	(31,442)
2024	4,097,287	6,022,997(9)	1,333,387	1,855,787(9)	94.57	197.52	(24,976)	(29,562)
2023	2,401,993	2,020,843(10)	842,893	783,207(10)	56.10	151.54	(52,361)	(37,335)
2022	3,459,103	278,978(11)	1,147,962	329,134(11)	48.19	102.74	(63,900)	(68,894)

(1)	The amounts in this column are the amounts of total compensation reported for Mr. Hewitt for each corresponding year in the “Total” column of the Summary Compensation Table on page 36.
(2)
In calculating the “compensation actually paid” (“CAP”) amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC718. The valuation assumptions used to calculate such fair values, such as assumed volatility and risk-free rate differ from those used at the time of grant due to the fluctuation in the stock price and the corresponding Monte Carlo Value simulations valued as of the corresponding dates in accordance with Item 402(v) of Regulation S-K. CAP for 2024, 2023 and 2022 was adjusted from amounts reported in previous years to correct a calculation error.

(3)
The amounts in this column represent the average amounts reported for our NEOs as a group (excluding Mr. Hewitt) in the “Total” column of the Summary Compensation Table in each applicable year. The names of our NEOs (excluding Mr. Hewitt) included for the purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Ms. Austin and Messrs. Cavanah, Montalbano, Payne, Rodgers and Updyke; (ii) for 2024, Messrs. Cavanah, Payne, Rodgers and Updyke; (iii) for 2023, Messrs. Cavanah, Payne, Rinehart, Rodgers and Updyke; (iv) for 2022, Messrs. Cavanah, Rinehart, Rodgers and Updyke.

(4)
Our Company TSR reflected in this column for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K.

(5)
Represents the weighted peer group TSR, weighted according to the respective company’s stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is our fiscal 2023 Performance Peer Group, which included AECOM, Argan Inc., Babcock and Wilcox Enterprises Inc., Concrete Pumping Holdings Inc., Dycom Industries Inc., EMCOR Group Inc., Granite Construction Inc., Great Lakes Dredge and Dock Corporation, IES Holdings Inc., KBR Inc., Limbach Holdings Inc., MasTec Inc., Mistras Group Inc., MYR Group Inc., NWPX Infrastructure Inc., NPK International Inc., NV5 Global Inc., Orion Group Holdings Inc., Primoris Services Corporation, Quanta Services Inc., Sterling Infrastructure Inc. and Team Inc.

(6)	The amounts represent net income (loss) reflected in our audited GAAP financial statements for each applicable fiscal year.
(7)
Adjusted operating income is the performance measure from the tabular list of most important measures shown on page 50, which, in our assessment, represents for fiscal 2025 the most important performance measure used to link compensation actually paid to our CEO and non-CEO NEOs to our performance. Adjusted operating income is defined in “Compensation Discussion & Analysis” - “Key Elements of Executive Compensation” - Annual/Short-Term Incentive Compensation” and is a non-GAAP financial measure.

(8)
For fiscal 2025, the “compensation actually paid” to our CEO and the “average compensation actually paid” to our non-CEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal 2025, computed in accordance with Item 402(v) of Regulation S-K.

	CEO ($)	Average Non- CEO NEOs ($)
Total Compensation Reported in 2025 SCT	3,069,459	1,344,893
Less: Grant Date Fair Value of Stock Awards Reported in the 2025 SCT	(2,236,270)	(651,825)
Plus: Year-End Fair Value of Awards Granted in 2025 that are Outstanding and Unvested	3,030,053	496,345
Plus: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested	1,584,345	287,975
Plus: Vesting Date Fair Value of Awards Granted in 2025 that Vested in 2025	—	109,891
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2025	3,934	29,778
Less: Prior Year-End Fair Value of Awards Forfeited in 2025	—	(98,049)
Total Adjustments	2,382,062	174,115
Compensation Actually Paid for Fiscal 2025	5,451,521	1,519,008

(9)
For fiscal year 2024, the “compensation actually paid” to our CEO and the “average compensation actually paid” to our non-CEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2024, computed in accordance with Item 402(v) of Regulation S-K.

	CEO ($)	Average Non- CEO NEOs ($)
Total Compensation Reported in 2024 SCT	4,097,287	1,333,387
Less: Grant Date Fair Value of Stock Awards Reported in the 2024 SCT	(3,264,777)	(860,535)
Plus: Year-End Fair Value of Awards Granted in 2024 that are Outstanding and Unvested	3,755,118	996,258
Plus: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested	1,275,932	333,477
Plus: Vesting Date Fair Value of Awards Granted in 2024 that Vested in 2024	—	—
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2024	159,437	53,200
Less: Prior Year-End Fair Value of Awards Forfeited in 2024	—	—
Total Adjustments	1,925,710	522,400
Compensation Actually Paid for Fiscal 2024	6,022,997	1,855,787

(10)
For fiscal year 2023, the “compensation actually paid” to our CEO and the “average compensation actually paid” to our non-CEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2023, computed in accordance with Item 402(v) of Regulation S-K.

	CEO ($)	Average Non- CEO NEOs ($)
Total Compensation Reported in 2023 SCT	2,401,993	842,893
Less: Grant Date Fair Value of Stock Awards Reported in the 2023 SCT	(1,565,141)	(327,025)
Plus: Year-End Fair Value of Awards Granted in 2023 that are Outstanding and Unvested	1,251,585	271,532
Less: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested	(108,735)	(8,994)
Plus: Vesting Date Fair Value of Awards Granted in 2023 that Vested in 2023	—	—
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2023	41,141	12,179
Less: Prior Year-End Fair Value of Awards Forfeited in 2023	—	(7,378)
Total Adjustments	(381,150)	(59,686)
Compensation Actually Paid for Fiscal 2023	2,020,843	783,207

(11)
For fiscal year 2022, the “compensation actually paid” to our CEO and the “average compensation actually paid” to our non-CEO NEOs reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal year 2022, computed in accordance with Item 402(v) of Regulation S-K.

	CEO ($)	Average Non- CEO NEOs ($)
Total Compensation Reported in 2022 SCT	3,459,103	1,147,962
Less: Grant Date Fair Value of Stock Awards Reported in the 2022 SCT	(2,629,879)	(686,816)
Plus: Year-End Fair Value of Awards Granted in 2022 that are Outstanding and Unvested	693,354	198,264
Less: Change in Fair Value of Awards Granted in Prior Years that are Outstanding and Unvested	(1,272,727)	(337,568)
Plus: Vesting Date Fair Value of Awards Granted in 2022 that Vested in 2022	—	—
Plus: Change in Fair Value of Awards Granted in Prior Years that Vested in 2022	29,127	7,292
Less: Prior Year-End Fair Value of Awards Forfeited in 2022	—	—
Total Adjustments	(3,180,125)	(818,828)
Compensation Actually Paid for Fiscal 2022	278,978	329,134

Relationship Disclosure to Pay Versus Performance Table
As described in more detail above under “Key Elements of Executive Compensation,” our executive compensation program reflects a performance-driven compensation philosophy and we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
Tabular List of Company Performance Measures
The following table lists the performance measures that we believe represent the most important performance measures used to link compensation actually paid to our CEO and non-CEOs for fiscal 2025 to our performance:

Adjusted Operating Income
Relative Total Shareholder Return
Safety Performance (including Total Recordable Incident Rate)

Compensation Actually Paid and Performance Measures
The following charts show, for the past four years, the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs to (i) our cumulative TSR; (ii) our peer group TSR; (iii) our net income; and (iv) our adjusted operating income.

Compensation Actually Paid ("CAP") vs. Company TSR and Peer Group TSR

Compensation Actually Paid ($000s)
$6000
$4000
$2000
$—
Total Shareholder Return - Value of Initial Fixed $100 Investment
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$—
2022
2023
2024
2025
$279
$329
$48.19
$102.74
$2,021
$783
$56.10
$151.54
$6,023
$1,856
$94.57
$197.52
$5,452
$1,519
$128.67
$285.23
CAP to CEO
Average CAP to Non-CEO NEOs
Company TSR as of June 30(1)
Peer Group TSR as of June 30(1)

(1)	Cumulative TSR is calculated based on the value of an initial fixed investment of $100 on June 30, 2021.

Compensation Actually Paid ("CAP") vs. Adjusted Operating Income/(Loss)

Compensation Actually Paid ($000s)
$6,000
4,000
2,000
$—
$(20,000)
$(40,000)
$(60,000)
$(80,000)
Adjusted Operating Income/(Loss) ($000s)
$279
$329
$(68,894)
$2,021
$783
$(37,335)
$6,023
$1,856
$(29,562)
$5,452
$1,519
($31,442)
2022
2023
2024
2025
CAP to CEO
Average CAP to Non-CEO NEOs
Adjusted Operating Income/(Loss) for the year ended June 30

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NUMBER 3:
Advisory Vote to Approve Named Executive Officer Compensation
As required by SEC rules, we are seeking an advisory vote from our stockholders to approve our Named Executive Officer compensation, as set forth below.
We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement, which disclosures include the disclosures under the caption “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion accompanying the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. We are open to receiving feedback from stockholders on executive compensation and currently provide stockholders with the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers every year.
As discussed under the heading “Compensation Discussion and Analysis,” our executive compensation and benefit programs are designed to attract, motivate and retain a talented management team and to appropriately reward individual contributions to the achievement of our strategic goals. The Board believes this approach establishes a solid alignment of our executives’ and stockholders’ interests.
Approval of this advisory vote requires the affirmative vote of the majority of shares present in person or by proxy at the Annual Meeting and entitled to vote for the adoption of this proposal. The Board unanimously recommends a vote “For” the approval of the compensation of our Named Executive Officers as disclosed in this proxy statement.
The Board welcomes our stockholders’ views on this subject and will carefully consider the outcome of this vote. However, as an advisory vote, the outcome is not binding on us or the Board.

PROPOSAL NUMBER 4:
Approval of the Adoption of the Matrix Service Company 2026 Employee Stock Purchase Plan
On August 27, 2025, our Board of Directors adopted the Matrix Service Company 2026 Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. The ESPP, if approved, will become effective January 1, 2026.
The Board of Directors recommends approval of the ESPP to encourage employees to acquire shares of our common stock, which will help to foster an alignment of our employees’ interests with those of our stockholders.
The following is a summary of the material features of the ESPP. This summary does not purport to be a complete description of all the provisions of the ESPP, and is qualified in its entirety by the full text of the ESPP, which is attached to this Proxy Statement as Appendix A. Capitalized terms used in this summary that are not otherwise defined have the meanings given such terms in the ESPP.
Key Features of the ESPP
Key features of the ESPP are as follows:
•	Reserves up to 1,000,000 shares of Common Stock for issuance, subject to adjustment as provided in the ESPP;
•	Permits employees to purchase shares of the Company’s Common Stock at a 0% - 15% discount from Fair Market Value;
•	Employees may not purchase more than $25,000 of Common Stock in any calendar year; and
•	The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).
Administration
The ESPP will be administered by the Compensation Committee of our Board of Directors or a subcommittee of officers delegated discretionary authority for day-to-day administration of the ESPP by the Compensation Committee (the “Plan Administrator”). The Plan Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to determine eligibility and to adjudicate all disputed claims filed under the ESPP. Every finding, decision and determination made by the Plan Administrator shall be final and binding upon all persons.
Share Reserve
The maximum number of shares of the Company’s Common Stock that may be issued or transferred pursuant to the ESPP shall be 1,000,000 shares, subject to adjustment as described below. Any shares distributed pursuant to the Employee Stock Purchase Plan may consist of authorized and unissued shares, treasury shares, or shares purchased on the open market.
Eligibility
The ESPP allows employees of the Company, a Designated Parent or Subsidiaries to participate, excepting employees who works for the Company less than 20 hours per week.
An individual that is an employee on any given Enrollment Date may participate in the ESPP of the Purchase Period commencing with such Enrollment Date. However, as permitted by Section 423 of the Code, the Plan Administrator may provide that any of the following employees will be ineligible to participate in an offering during an offering: (i) a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (ii) employees who haven’t met service or eligibility requirements established by the Administrator (which must in all events be less than two years), and (iii) certain non-U.S. employees.

Participation
Participants can enroll in the ESPP for a Purchase Period by completing a Subscription Agreement authorizing payroll deductions and filing it with the designated payroll officer of the Company at least 10 business days prior to the Enrollment Date for the Purchase Period. The Enrollment Date for a Purchase Period is the first day of the Purchase Period. The ESPP provides for four separate three-month Purchase Periods commencing on January 1, April 1, July 1 and October 1 of each calendar year. Once an employee becomes a participant in the ESPP, the participant will automatically participate in each successive Purchase Period until such time as the participant ceases his or her payroll deductions or is no longer eligible to participate in the ESPP.
A participant may also withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to purchase shares under the ESPP at any time by providing written notice to the Company in a form designated by the Company. Following such withdrawal, all of such participant’s payroll deductions will be paid to the participant as promptly as practicable. In such case, the participant option to purchase shares at the end of such Purchase Period shall be automatically terminated and no further payroll deductions will be made during such Purchase Period. If a participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the participant completes a new Subscription Agreement for such Purchase Period.
If a participant ceases to be an employee for any reason, the payroll deductions credited to such participant but not yet used to purchase shares under the ESPP will be returned to such participant (or his or her designated beneficiary in the case of participant’s death).
Payroll Deductions, Purchase Price and Purchase Limitations
At the time a participant files his or her Subscription Agreement, the participant shall elect to have a payroll deduction made during the Purchase Period in fixed dollar amounts of no less than $5 per pay period and no more than the Compensation which the participant receives during the pay period, or a lower amount as determined by the Plan Administrator. A participant can cease all participation in the ESPP by withdrawing participation as described above under “Participation”. Otherwise, a participant may not increase or decrease the rate of his or her payroll deductions for the current Purchase Period. A participant can increase or decrease the rate of his or her payroll deductions for future Purchase Periods by completing a new Subscription Agreement at least 10 business days prior to the Enrollment Date for the upcoming Purchase Period.
On the Enrollment Date for each Purchase Period, each participant is granted an option to purchase a number of shares of Common Stock determined by dividing the participant’s accumulated payroll deductions as of the Exercise Date by the Purchase Price. The Purchase Price is an amount equal to 85% to 100% of Fair Market Value of a share of Common Stock on the Exercise Date. The Purchase Price is set by the Plan Administrator prior to each Purchase Period and, absent a designation by the Plan Administrator, will be 90% of Fair Market Value.
No employee will be permitted to purchase any share under the ESPP to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time such purchase right is granted) for each calendar year in which the purchase right is outstanding.
Transferability
A participant may not assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her account or an option or any rights granted under the ESPP other than by will or the laws of descent and distribution. During the participant’s lifetime, only the participant can make decisions regarding the participation in or withdrawal from an offering under the ESPP.
Adjustments
In the event any stock split, reverse stock split, stock dividend, combination or other reclassification of the Common Stock, then adjustments in the number and price of shares available for purchase shall be adjusted by the Board of Directors.

Amendment and Termination
The Board may, at any time and for any reason, terminate or amend the ESPP, except that, without the approval of the stockholders, no amendment may (i) increase the maximum number of shares under the Plan (other than through adjustments described under Adjustments above, (ii) make the ESPP available to person currently ineligible to participate, or (iii) make any amendment not permitted under Sections 421 or 423 of the Code.
U.S. Federal Income Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to participation in the ESPP. The summary does not contain a complete analysis of all the potential tax consequences relating to participation in the ESPP, including state, local or foreign tax consequences. This summary is intended for the information of our stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the ESPP. This summary is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the described rules is applicable. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, and options to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Code. Amounts withheld from a participant’s earnings under the ESPP will be taxable income to the participant in the year in which the amounts otherwise would have been received, but the participant will not be required to recognize additional income for U.S. federal income tax purposes either at the time the participant is deemed to have been granted an option to purchase shares of Common Stock on the grant date or when the option to purchase shares is exercised on the purchase date. No additional taxable income will be recognized for U.S. federal income tax purposes by a participant until the sale or other disposition of the shares of Common Stock acquired under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to selling or disposing of them.
If a participant holds the shares of Common Stock purchased under the ESPP for: (a) more than two years after the date of the beginning of the Purchase Period; and (b) more than one year after the stock is purchased in accordance with the ESPP (or if the employee dies while holding the shares), when the participant sells or disposes of the shares (a “qualifying disposition”), the participant will recognize as ordinary income an amount equal to the lesser of: (i) the excess of the Fair Market Value of the shares on the date of such sale or disposition over the purchase price; or (ii) the Fair Market Value of the shares on the grant date multiplied by the discount percentage for share purchases under the ESPP. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income, and the participant has a long-term capital loss for the difference between the sale price and the purchase price.
If a participant sells or disposes of the shares of Common Stock purchased under the ESPP within two years after the grant date or before one year has elapsed since the purchase date (a “disqualifying disposition”), the participant will recognize as ordinary income an amount equal to the excess of the Fair Market Value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to selling or disposing of them.
In connection with a qualifying disposition, the Company will not receive any deduction for U.S. federal income tax purposes with respect to those shares or the option under which it was purchased. In connection with a disqualifying disposition, the Company will be entitled to a deduction in an amount equal to the amount that is considered ordinary income, subject to the limitations of Section 162(m) of the Code and our compliance with applicable reporting requirements.

New Plan Benefits
Participation in the Employee Stock Purchase Plan is voluntary and dependent on each eligible employee’s election to participate, as well as the level of payroll deductions elected by each participant. As a result, future benefits under the Employee Stock Purchase Plan cannot be determined at this time.
Registration with the SEC
Promptly following the approval of the ESPP by our stockholders, the Company intends to file a Registration Statement on Form S-8 with the SEC relating to the shares of the Company’s Common Stock reserved for issuance under the ESPP.
The Board of Directors unanimously recommends that you vote “FOR” approval of the adoption of the 2026 Employee Stock Purchase Plan and the material terms thereof.

PROPOSAL NUMBER 5:
Approval of Amendment to the Matrix Service Company 2020 Stock and Incentive Compensation Plan to increase the authorized number of shares from 3,975,000 to 5,000,000
We have previously adopted the Matrix Service Company 2020 Stock and Incentive Plan, which was subsequently amended by the First and Second Amendments to the Matrix Service Company 2020 Stock and Incentive Plan (together the “2020 Plan”). The 2020 Plan authorized 3,975,000 shares for issuance under the Plan plus (i) the number of shares subject to options outstanding under prior Matrix Service Company Stock and Incentive Plans (the “Prior Plans”) on November 3, 2020, the effective date of the 2020 Plan (the “Effective Date”) which expire, or are cancelled or terminated after the Effective Date without being exercised, and (ii) the number of shares subject to awards (other than options) granted under the Prior Plans that were outstanding and unvested as of the Effective Date without having become vested or that are exchanged by a Participant or withheld by the Company or an Affiliate after the Effective Date to satisfy the tax withholding obligations related to the award.
As of the Record Date, 3,458,233 shares had been issued or remained outstanding under the 2020 Plan assuming maximum payout of all outstanding PSUs. Approximately 462,442 shares remained available for future grants (assuming a maximum performance level for any outstanding PSUs). We expect to exhaust the existing share reserve of the 2020 Plan within the next 11 months and believe it is prudent to replenish the share reserve at this time. Without the additional shares, we would need to make changes to our long-term incentive program in order to conserve the remaining share reserve, which would impact the mix of compensation elements used. See “Executive Compensation - Compensation Discussion and Analysis.” In order to enable us to continue offering meaningful equity-based incentives, the Board believes it is both necessary and appropriate to increase the number of shares available for these purposes. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to amend the 2020 Plan to increase the maximum authorized shares under the 2020 Plan by 1,025,000 shares, increasing the total authorized shares under the 2020 Plan from 3,975,000 to 5,000,000 shares.
A summary of the 2020 Plan, as proposed to be amended, is set forth below. This summary is qualified in its entirety by the full text of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached to this Proxy Statement as Appendix B, the full text of the original Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to the Company’s proxy statement filed on September 24, 2020, the full text of the First Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to the Company’s proxy statement filed on October 24, 2022, and the full text of the Second Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to the Company’s proxy statement filed on October 5, 2023.
Background for the Current Request to Increase the Share Reserve under the 2020 Plan
Significant Historical Award Information. Common measures of a stock plan’s cost include equity run rate, dilution and overhang. The equity run rate refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average equity run rate of 3.2% of shares outstanding per year. Dilution measures the degree to which our stockholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future (“overhang”).

The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	Fiscal 2025	Fiscal 2024	Fiscal 2023
Equity Run Rate(1)	3.0%	3.8%	2.9%
Overhang(2)	15.9%	17.1%	12.1%
Dilution(3)	8.3%	8.0%	6.6%

(1)
Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year (assuming target performance levels) by the weighted-average number of shares outstanding during the year.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year (assuming target performance levels) and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.

(3)
Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year (assuming target performance levels) by the number of shares outstanding at the end of the fiscal year. For the purpose of these calculations, shares are counted on the basis of the method utilized in the current plan.

Another measure of a stock plan is the equity burn rate, which measures the rate at which a company dilutes its existing stockholders’ equity by issuing new equity grants. Over the last three years, based on the actual vesting of stock-settled PSUs, we have maintained an average value-adjusted burn rate of 1.47% of shares outstanding per year.
The following table shows a breakdown of our value-adjusted burn rate over the past three years:

Fiscal Year	Stock-Settled RSUs Granted	Stock-Settled PSUs Vested	Weighted Average Number of Common Shares Outstanding	Value-Adjusted Burn Rate(1)
2025	357,496	102,850	27,769,501	1.66%
2024	412,976	—	27,379,164	1.51%
2023	338,358	—	26,988,280	1.25%
		3-Year Average Value-Adjusted Burn Rate:		1.47%

(1)
Value-adjusted burn rate is calculated by dividing (a) the sum of (x) the number of stock-settled RSUs granted and (y) the number of stock-settled PSUs that actually vested, by (b) the weighted-average number of shares outstanding during each fiscal year.

Number of Shares Requested. Our Board considered several factors in determining to request 1,025,000 additional shares for the 2020 Plan:
•
Assuming stockholder approval of the proposed amendment to the 2020 Plan, 2,864,591 shares (assuming a target performance level for any outstanding PSUs, which could potentially vest above target performance) will be available for future grant. We expect this amount to last for approximately 2 years of awards. This estimate is based on an equity run rate of between 2.9% and 3.8%. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage.

•	The total overhang resulting from the share request, including awards outstanding under all of our equity plans, represents approximately 17.6% of the shares outstanding as of the Record Date.
Updated Share Information as of September 12, 2025. The information included in this Proxy Statement and our 2025 Annual Report is updated by the following information regarding all existing equity compensation plans as of the Record Date:

Total number of awards outstanding, including restricted stock units (RSUs) and performance share unit awards (PSUs)(1)	3,458,233
Shares available for grant under the 2020 Plan(2)	462,442
Total shares of common stock outstanding	28,068,535

(1)	The number of shares subject to outstanding PSUs assumes performance at the maximum performance level. No stock options or stock appreciation rights were outstanding as of September 12, 2025.
(2)	The number of shares remaining available for future grant under the 2020 Plan reflects PSUs at maximum payout.

Consequences of Failing to Approve the Proposal
The Third Amendment to the 2020 Plan will not be implemented unless approved by our stockholders. If the Third Amendment to the 2020 Plan is not approved by our stockholders, the 2020 Plan will remain in effect in its current form, and we will continue to grant awards thereunder until our share reserve under the 2020 Plan is exhausted, which could occur as soon as August 2026, based on current expected equity grant practices (noting again that the share reserve could last for a longer period of time, depending on our future equity grant practices, which we cannot predict with certainty).
Summary of Amended 2020 Plan
The following summary provides a general description of the material features of the 2020 Plan, as amended, but is not a complete description of all provisions of the 2020 Plan and is qualified in its entirety by reference to the full text of the Third Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached to this Proxy Statement as Appendix B, the full text of the original Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to our proxy statement filed on September 24, 2020, the full text of the First Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to the Company’s proxy statement filed on October 24, 2022, and the full text of the Second Amendment to the Matrix Service Company 2020 Stock and Incentive Plan, which is attached as Appendix A to the Company’s proxy statement filed on October 5, 2023, which are incorporated by reference in this proposal. The purpose of the 2020 Plan is to promote the success and enhance the value of the Company by linking the personal interests of our employees and non-employee directors to those of our stockholders, and by providing an incentive for outstanding performance. The 2020 Plan permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, cash-based awards and other stock-based awards (collectively referred to as “Awards”).
Key Features of the 2020 Plan
In addition to the changes described above, the 2020 Plan includes additional key provisions designed to protect our stockholders’ interests and to reflect corporate governance best practices:
•	No discounted options or related Awards may be granted;
•
Except as otherwise provided in an Award agreement at the time of grant or thereafter by the Compensation Committee, Awards are generally non-transferrable, except to an Award recipient’s immediate family member, pursuant to a qualified domestic relations order, by will or the laws of descent and distribution, or to a trust of which the Award recipient is and remains the sole beneficiary for his or her lifetime;

•	No automatic Award grants are made to any eligible individual;
•	Limitations on the maximum number or amount of Awards that may be granted to certain individuals during any fiscal year;
•	No repricing of stock options or stock appreciation rights without stockholder approval;
•
The total number of shares of common stock available for Awards will be reduced by the total number of stock options or stock appreciation rights that have been exercised, regardless of whether (i) any of the shares of common stock underlying such Awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock are used to pay any exercise price or tax withholding obligation with respect to any stock option or stock appreciation right;

•	Except under limited circumstances, all awards must include a minimum one-year vesting period; and
•
Awards are subject to potential reduction, cancellation, forfeiture, recoupment or other clawback under certain specified circumstances in accordance with our current clawback policy and any other clawback policies we may adopt.

Administration. The Compensation Committee of the Board of Directors (the “Committee”), administers the 2020 Plan and has authority to make Awards under the 2020 Plan, to set the terms of the Awards, to interpret the 2020 Plan, to establish any rules or regulations relating to the 2020 Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the 2020 Plan.
Eligibility. All employees and non-employee directors of the Company and its affiliates are eligible to receive Awards under the 2020 Plan, as determined by the Committee. Eligible employees and non-employee directors who are designated by the Committee to receive an Award under the 2020 Plan are referred to as “Participants.” As of August 31, 2025, we had approximately 2,200 employees and six non-employee directors who would be eligible to be Participants in the 2020 Plan.
Individual Limits on Awards. The 2020 Plan contains limits on the Awards granted to any employee. Accordingly,
•	The maximum number of shares that may be awarded in the form of stock options or stock appreciation rights to any employee in any fiscal year is 400,000 shares.
•	The maximum number of shares that may be awarded in the form of restricted stock or restricted stock units to any employee in any fiscal year is 400,000 shares.
•	The maximum number of shares that may be awarded in the form of performance shares or performance units to any employee in any fiscal year is 400,000 shares.
•	The maximum aggregate amount that may be awarded or credited in the form of cash-based Awards to any employee in any fiscal year is $5,000,000.
•	The maximum number of shares that may be awarded in the form of other stock-based Awards to any employee in any fiscal year is 400,000 shares.
In addition, no individual who is a non-employee director will be granted Awards covering more than 100,000 shares in the aggregate during any fiscal year, and in no event will the grant date fair value of Awards granted to a non-employee director exceed $400,000 in the aggregate during any fiscal year.
Number of Shares Subject to the 2020 Plan. The current number of shares of our common stock reserved for issuance under the 2020 Plan is 3,975,000 shares, subject to certain adjustments as provided in the 2020 Plan. The Board of Directors has approved an amendment, subject to stockholder approval, to increase the number of shares reserved for issuance under the 2020 Plan to 5,000,000 shares.
Share Counting Rules. The following are other rules for counting shares against the applicable share limits of the 2020 Plan:
•
For Awards settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2020 Plan.

•
For shares that are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised on a cashless basis at a time when the payment due to the Participant is 150 shares, then 1,000 shares shall be charged against the applicable share limits.

•
Except as otherwise provided below, shares that are subject to Awards that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Prior Plans or the 2020 Plan will again be available for subsequent Awards under the 2020 Plan.

•
Shares that are exchanged by a Participant or withheld by us as full or partial payment in connection with any Award other than an option or stock appreciation right granted under either the Prior Plans or the 2020 Plan, as well as any shares exchanged by a Participant or withheld to satisfy the tax withholding obligations related to any such Award, will be available for subsequent Awards under the 2020 Plan. This includes shares subject to any awards that are outstanding under the Prior Plans as of the November 3, 2020 effective date of the 2020 Plan, which shares may become available for re-issuance under the 2020 Plan in the circumstances described in the preceding sentence. The number of shares subject to outstanding awards under the Prior Plans as of August 31, 2020 was 1,442,329.
•
Shares that are exchanged by a Participant or withheld by us to pay the exercise price of an option or stock appreciation right granted under the Prior Plans or the 2020 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any option or stock appreciation right, will not be available for subsequent Awards under the 2020 Plan.

Source of Shares. Common stock issued under the 2020 Plan may come from authorized but unissued shares of our common stock or from treasury shares.
Stock Options. The Committee may grant nonqualified stock options or incentive stock options to purchase shares of our common stock. The Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant. The term of an option will also be determined by the Committee, but may not exceed ten years. No dividends or dividend equivalents will be granted alone or in conjunction with any stock option Award.
The option exercise price may be paid in cash; by check; in shares of common stock; through a “cashless” exercise arrangement with a broker; or in any other manner authorized by the Committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
Stock Appreciation Rights. A stock appreciation right may be granted by the Committee in its discretion. The Committee may grant freestanding stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the Committee and shall be specified in the Award agreement, but in no event shall the grant price be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the Committee and specified in the Award agreement which relates to the stock appreciation right, but may not exceed ten years. Outstanding stock appreciation rights may be exercised on whatever terms and conditions the Committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option:
•	the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option;
•
the value of the payout with respect to the tandem stock appreciation right will be for no more than 100 percent of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and

•	the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.
No dividends or dividend equivalents will be granted alone or in conjunction with an Award of stock appreciation rights.

On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying:
•	the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by
•	the number of shares with respect to which the stock appreciation right is exercised.
In the discretion of the Committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right), in some combination thereof or in any other form approved by the Committee.
Restricted Stock. Shares of common stock may be granted by the Committee to an eligible employee or non-employee director and made subject to restrictions on sale, pledge or other transfer for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the Committee may provide in an Award agreement with the Participant, including provisions obligating the Participant to forfeit or resell the shares to us in the event of termination of employment or service or if specified performance goals or targets are not met. A Participant’s rights with respect to such shares shall be subject to the restrictions provided in the Award agreement and the 2020 Plan. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on restricted stock to the extent the applicable period of restriction has expired and, with respect to restricted stock that is subject to performance-based goals, to the extent the restricted stock has been earned by achievement of the corresponding performance criteria.
Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one or more shares of common stock, cash or some combination thereof as the Committee may determine. An Award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the 2020 Plan. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying restricted stock units to the extent the applicable period of restriction has expired and, with respect to restricted stock units that include performance-based goals, to the extent the restricted stock units have been earned by achievement of the corresponding performance criteria.
Performance Shares, Performance Units and Cash-Based Awards. Performance shares, performance units and cash-based Awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee at the time of grant and as set forth in the Award agreement. The Committee will set performance goals, which, depending on the extent to which they are met, will determine the number and/or value of the performance shares/units and cash-based Awards that will be paid out to the Participant and whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares to the extent the underlying performance shares or performance units have been earned by achievement of the corresponding performance criteria.
Participants will receive payment of the value of performance shares/units earned after the end of the performance period. Payment of performance shares/units and cash-based Awards will be made in shares, cash or a combination thereof that have an aggregate fair market value equal to the value of the earned performance shares/units and cash-based Awards at the close of the applicable performance period as the Committee determines. Shares may be granted subject to any restrictions deemed appropriate by the Committee.
Other Stock-Based Awards. The 2020 Plan also authorizes the Committee to grant Participants Awards of common stock and other Awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of our common stock (other stock-based Awards). The Committee has discretion to determine the Participants to whom other stock-based Awards are to be made, the times at which such Awards are to be made, the sizes of such Awards, the form of payment, and all other conditions of such Awards, including any restrictions, deferral periods or performance requirements. The Committee may also determine whether a Participant will be entitled to receive the value equivalent of any dividends paid during the performance period. However, a Participant will only be entitled to receive an amount in respect of dividends paid on shares underlying stock-based Awards to the extent the applicable period of restriction has expired and, with respect to other stock-based Awards that include performance-based goals, to the extent the stock-based Awards have been earned by achievement of the corresponding performance criteria.
Performance-Based Compensation. Awards may be granted to employees that are intended to be “performance-based compensation” which are determined by the attainment of one or more performance goals. These performance-based Awards may be either equity or cash Awards, or a combination of both. Holders are only entitled to receive payment for a performance-based Award for any given performance period to the extent that performance goals set by the Committee are satisfied. These performance goals must be based on one or more of the following performance criteria:
•	net earnings or net income (before or after taxes);
•	earnings per share;
•	net operating profit;
•	operating income;
•	operating income per share;
•	return measures (including, but not limited to, return on assets, return on capital, return on invested capital, and return on equity, sales or revenue);
•	cash flow (including, but not limited to, operating cash flow, free cash flow, free cash flow margin, and cash flow return on capital or investments);
•	earnings before or after taxes, interest, depreciation, and/or amortization and impairment of intangible assets;
•	share price (including, but not limited to, growth measures and total stockholder return);
•	margins (including, but not limited to, gross or operating margins);
•	backlog;
•	project awards;
•	operating efficiency;
•	customer satisfaction;
•	employee satisfaction;
•	working capital targets;
•	revenue or sales growth or growth in backlog;
•	growth of assets;
•	productivity ratios;
•	expense targets;
•	measures of health, safety or environment (including, but not limited to, total recordable incident rate and safety training measures);
•	market share;
•	credit quality (including, but not limited to, days sales outstanding);
•	economic value added;
•	price earnings ratio;

•	improvements in capital structure;
•	compliance with laws, regulations and policies; and
•	such other measures selected or defined by the Committee at the time such performance criteria are established.
With respect to particular performance-based Awards, the Committee is permitted to make certain equitable and objectively determinable adjustments to the performance goals. The Committee may reduce or eliminate, but not increase, the amount specified in the original Award.
Minimum Vesting Requirements. Awards under the 2020 Plan are subject to a one-year minimum vesting or forfeiture restriction period. This one-year minimum vesting or forfeiture restriction period does not apply to the grant of any such Awards with respect to an aggregate number of shares that does not exceed 5% of the total shares available for issuance under the 2020 Plan.
Recapitalization Adjustments. In the event of any “equity restructuring” event (such as a stock dividend, stock split, reverse stock split or similar event) with respect to our common stock, the number of shares of common stock with respect which Awards may be granted, the number of shares subject to outstanding Awards, the exercise price with respect to outstanding Awards and the individual grant limits with respect to share-denominated Awards shall be equitably adjusted in order to prevent dilution or enlargement of Participants’ rights under the 2020 Plan.
Change of Control. The following paragraphs describe how Awards under the 2020 Plan would be affected in the event of a Change of Control (as defined below), except as otherwise provided in the Award agreement between a Participant and the Company.
Definition of Change of Control. Generally, a Change of Control will be deemed to occur if:
•
any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of all the then outstanding voting securities;

•
any person purchases or otherwise acquires under a tender offer, securities of the Company representing more than fifty percent (50%) of the total voting power of all the then outstanding voting securities;

•
individuals who, as of the November 3, 2020 effective date of the 2020 Plan, constitute the Board of Directors (together with any new directors whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors on the effective date or whose election or nomination for election was previously so approved but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) cease for any reason to constitute a majority of the members of the Board of Directors;

•
the consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), more than fifty percent (50%) of the total voting power represented by the voting securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization; or

•
the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any person.

Vesting Acceleration if Awards are Not Assumed, Replaced or Converted. If an Award is not assumed, replaced or converted at the time of a Change of Control by the surviving entity, then such outstanding nonvested Award will be subject to the following treatment:
•
Upon a Change of Control, all outstanding stock options and stock appreciation rights that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the Participant will become fully vested and immediately exercisable over the exercise period set forth in the applicable Award agreement. However, the Committee may require such vested stock options and stock appreciation rights to be settled in cash within 30 days following such Change of Control.

•
Upon a Change of Control, all outstanding stock options and stock appreciation rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change of Control and will be exercisable over the exercise period set forth in the applicable Award Agreement. However, the Committee may require such vested Stock Options and SARs to be settled in cash within 30 days following such Change of Control.

•
All Awards, other than stock options and stock appreciation rights, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the Participant shall become fully vested upon a Change of Control and will be paid in shares, cash or a combination thereof, as determined by the Committee, within 30 days following the effective date of the Change of Control.

•
All Awards, other than stock options and stock appreciation rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee not later than the date of the Change of Control and will be paid in shares, cash or a combination thereof, as determined by the Committee within 30 days following the effective date of a Change of Control.

Vesting Acceleration if Awards are Assumed, Replaced or Converted. If an Award is assumed, replaced or converted at the time of a Change of Control by the surviving entity (“Replacement Award”), then such Replacement Award will become fully vested upon a Participant’s involuntary termination of service without Cause or a voluntary termination of service after suffering an Adverse Event subject to the following:
•	Replacement Awards in the form of service-based stock options or stock appreciation rights shall be fully exercisable for the remainder of their respective terms.
•
Replacement Awards in the form of a performance-based stock option or performance-based stock appreciation right shall be deemed to be satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee, taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined and shall be fully exercisable for the remainder of the term of the stock option or stock appreciation right, as applicable.

•
Replacement Awards in the form of performance-based Awards (other than stock options or stock appreciation rights) shall be deemed to be satisfied at the greater of target performance or the level of achievement of the performance goals for the Award as determined by the Committee, taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined and paid upon or within 30 days of such termination of service.

•	Replacement Awards in the form of service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within 30 days of such termination of service.

Discontinuance or Amendment of the 2020 Plan; No Repricing. Our Board or the Committee may amend, modify, suspend or terminate the 2020 Plan in whole or in part at any time, but no amendment may materially diminish any of the rights of a Participant under any Awards previously granted without his or her consent. In addition:
•
without the prior approval of our stockholders, options and stock appreciation rights issued under the 2020 Plan will not be repriced, replaced or regranted through cancellation, whether in exchange for cash or another type of Award, by lowering the exercise price of a previously granted option or the grant price of a previously granted stock appreciation right or by replacing a previously granted option or stock appreciation right with a new option with a lower option price or a new stock appreciation right with a lower grant price; and

•
to the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by our stockholders in accordance with applicable law, regulation or exchange requirement.

Tax Withholding. We may withhold from any payments or stock issuances under the 2020 Plan, or collect as a condition of payment, any taxes required by law to be withheld. Subject to the Committee’s right to approve, any Award recipient may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of our common stock or to have us withhold, from the shares the Participant would otherwise receive, shares of our common stock, in each case having a value equal to the minimum amount required to be withheld (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity).
Clawback Policy and Other Forfeiture Events. The 2020 Plan is subject to our clawback policy, which subjects a Participant’s Awards and other rights and benefits under the 2020 Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur. The Committee may also specify in an Award agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, including violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other obligation (by agreement or otherwise) that may apply to the Participant.
U.S. Federal Income Tax Consequences
The Company believes that under present U.S. federal income tax laws the following are the U.S. federal income tax consequences generally arising with respect to Awards under the 2020 Plan. The following summary does not purport to be a complete description of all applicable rules, and these rules (including those summarized below) are subject to change. The summary does not address the effects of any state or local or non-U.S. tax laws that may be applicable.
Nonqualified Stock Options
In general, no taxable income is realized by a Participant upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the Participant will be treated as receiving compensation (taxable as ordinary income and subject to withholding and employment taxes) in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The Participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the Participant exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.
Incentive Stock Options
In general, no taxable income is realized by a Participant upon the grant of an incentive stock option. Additionally, if the applicable employment-related requirements are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option purchase price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. Once an incentive stock option has been exercised by a Participant, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value of the stock on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be treated as compensation (taxed as ordinary income and subject to withholding and employment taxes) and we will be entitled to a deduction to the extent of the amount so included in the income of the holder. Appreciation in the stock subsequent to the exercise date will be taxed as long-term or short-term capital gain, depending on whether the stock was held for more than one year after the exercise date.
Stock Appreciation Rights
A Participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the Participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the Participant recognizes ordinary income. The Participant’s tax basis in any shares received upon exercise of a SAR will be the fair market value of the shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the Participant) depending upon the length of time such shares were held by the Participant.
Restricted Stock
A Participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the Participant recognizes ordinary income on account of the lapse of the restrictions. A Participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the Participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock will be taxable to the Participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a Participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such restricted stock is subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such Participant at the time the restrictions lapse, the Participant will have a tax basis in the shares equal to their fair market value on the date of the Award, and the Participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such Participant. A Participant who makes an election under Section 83(b) and then forfeits the stock is not entitled to deduct any amount as a result of the forfeiture notwithstanding that the Participant included the fair market value of the stock in income at the time of the election.
Restricted Stock Units
In general, the grant of restricted stock units will not result in income for the Participant or in a tax deduction for us. Upon the settlement of such an Award in cash or shares, the Participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards
With respect to other Awards granted under the 2020 Plan, including cash-based Awards and other stock-based Awards, generally when the Participant receives payment with respect to an Award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the Participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Golden Parachute Payments
If, on a change of control of our Company, the exercisability or vesting of an Award is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Awards over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee equals or exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of such employee for the five years ending before the year in which such change in ownership or control occurs. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change-in-control are characterized as parachute payments, such employee will be subject to a 20 percent excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
New Plan Benefits
The types and amounts of benefits that will be awarded under the 2020 Plan are not currently determinable. Awards granted under the 2020 Plan are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them. Information on equity-based awards and cash-based awards recently granted under the 2020 Plan to each of our named executive officers is provided under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards During Fiscal 2025.”
Vote Required
Approval of this proposal requires approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be treated as votes against this proposal. If you are a street name stockholder and you do not provide your brokerage firm with voting instructions, your brokerage firm may not cast votes with respect to the shares that you beneficially own. These broker non-votes will have no effect on the vote.
The Board of Directors unanimously recommends that you vote “FOR” approval of the Third Amendment to the 2020 Plan and the material terms thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Transactions with Related Persons
Since August 11, 2025, David Miller, the son of James H. Miller, has held the non-officer position of General Counsel of Matrix Service Company, reporting to the Vice President, Legal and Operations Services, formerly Vice President, General Counsel of Matrix Service Company. He previously served as the Deputy General Counsel of Matrix Service Company from February 27, 2023 to August 10, 2025 and as Director, Commercial Legal of Matrix Service Company from October 26, 2020 to February 26, 2023. Prior to those dates, he held various positions within Matrix North American Construction, Inc. from his date of hire in 2012 until becoming an employee of Matrix Service Company in October 2020. In fiscal 2025, his salary combined with short- and long-term incentives totaled less than $400,000. The Vice President, Legal and Operations Services, shall continue to serve in the capacity of the Chief Legal Officer and Corporate Secretary and will maintain responsibility for the legal and compliance policy-making function. Effective July 29, 2025, the Board determined to designate James H. Miller as a non-independent director as a result of his son’s promotion to the non-officer position of General Counsel.
Review, Approval or Ratification of Transactions with Related Persons
Our Corporate Governance Guidelines, which are available on the Corporate Governance page in the Investor Relations section of our website, matrixservicecompany.com, provide that we shall conduct an appropriate review of all transactions with related persons (those transactions which are required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis, and all such transactions shall be approved by the Audit Committee or another independent body of the Board.
In the course of its review and approval or ratification of a transaction, the Audit Committee will consider:
•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction;
•	the significance of the transaction to the related person;
•	the significance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters the Audit Committee deems appropriate.
Our Corporate Governance Guidelines also provide that each director and executive officer is required to complete a Director and Officer Questionnaire on an annual basis, and to update such information when the questionnaire responses become incomplete or inaccurate. The Director and Officer Questionnaire requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of August 31, 2025, unless otherwise indicated, certain information with respect to the shares of common stock beneficially owned by (i) each person known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares listed.

Identity of Beneficial Owner	Shares Beneficially Owned	Calculated Ownership %(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,925,371(2)	10.4%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,461,988(3)	5.2%
Needham Investment Management L.L.C. 250 Park Avenue, 10th Floor New York, NY 10117-1099	1,420,000(4)	5.1%
James H. Miller	75,802	*
John D. Chandler	67,463	*
Martha Z. Carnes	54,907	*
Liane K. Hinrichs	48,012	*
Carlin G. Conner	38,943	*
Jose L. Bustamante	25,348	*
John R. Hewitt	519,233	1.8%
Kevin S. Cavanah	165,237	*
Shawn P. Payne	49,963	*
Douglas J. Montalbano	38,121	*
Nancy E. Austin	86,718	*
Alan R. Updyke	115,986	*
Glyn A. Rodgers	45,722	*
All directors, director nominees and executive officers as a group (12 persons)	1,227,462	4.4%

*	Indicates ownership of less than one percent of the outstanding shares of common stock.
(1)
Shares of common stock which were not outstanding but which could be acquired by an executive officer upon vesting of a restricted stock unit or upon exercise of an option within 60 days of August 31, 2025 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)
Information is as of March 31, 2025 and is based on the Schedule 13G dated April 17, 2025 filed by BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). BlackRock has sole voting power over 2,894,552 shares and sole dispositive power over all of the shares shown.

(3)
Information is as of June 30, 2025 and is based on the Schedule 13F dated August 11, 2025 filed by The Vanguard Group (“Vanguard”). Vanguard is a registered investment adviser. Vanguard has sole dispositive power over 1,438,887 shares, shared voting power over 14,540 shares and shared dispositive power over 23,101 shares.

(4)
Information is as of December 31, 2024 and is based on the Schedule 13G dated February 13, 2025 filed by Needham Investment Management L.L.C. (“Needham”). Needham is a registered investment adviser. Needham has shared voting power and shared dispositive power over all of the shares shown.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information concerning our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of June 30, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options,warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	2,285,313	N/A	2,090,258(2)
Equity compensation plans not approved by stockholders	—	N/A	—
Total	2,285,313	N/A	2,090,258

(1)
Includes 759,981 RSUs and 1,525,332 performance units, which have no exercise price. The amount included assumes that target level performance is achieved under outstanding performance units for which performance has not yet been determined.

(2)
Represents the total number of shares available for issuance under the Matrix Service Company 2020 Stock and Incentive Compensation Plan. Of the 2,090,258 shares available for issuance, all may be awarded as stock options, stock appreciation rights, restricted stock, RSUs, performance shares or performance units.

PROPOSALS OF STOCKHOLDERS
A proposal of a stockholder intended to be presented at our 2026 Annual Meeting of Stockholders must be received at our principal executive offices no later than May 27, 2026, if the proposal is to be considered for inclusion pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), in our proxy statement and proxy card for such meeting.
In accordance with the Bylaws, any stockholder who intends to present a proposal at our 2026 Annual Meeting of Stockholders and has not sought inclusion of the proposal in our proxy statement and accompanying proxy pursuant to Rule 14a-8, must provide the Corporate Secretary of the Company with notice of such proposal in order for such proposal to be properly brought before the meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of such annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us (the “Advance Notice Provisions”).
In addition to the Advance Notice Provisions, in 2023, the SEC adopted Rule 14-19 (known as the universal proxy rules), which governs proxy contests for companies subject to the U.S. proxy rules. As a result, we are subject to the new universal proxy rules. Under the universal proxy rules, stockholders who seek to nominate a director for election to the Company’s board of directors must submit to the Company not later than August 6, 2026, nor earlier than July 7, 2026, (1) the name(s) of the nominee(s) it intends to solicit proxies for, and (2) a representation that the stockholder will solicit at least 67% of the Company’s stockholders.

OTHER MATTERS
Matters That May Come Before the Annual Meeting
The Board knows of no matters other than those described in this proxy statement which will be brought before the Annual Meeting for a vote of the stockholders. If, however, any other matter requiring a vote of stockholders arises, the persons named as proxies (or their substitutes) will vote thereon in accordance with their best judgment. The persons named as proxies will have discretionary authority to take action with respect to any additional matters that may come before the meeting.
Availability of Form 10-K
A copy of our Annual Report on Form 10-K may be found by visiting our website at matrixservicecompany.com.
Householding of Proxy Materials
We have adopted a process called “householding” for mailing proxy materials in order to reduce printing and mailing expenses. The SEC householding rules allow us to deliver a single Notice of Internet Availability to stockholders of record who share the same address. If you share an address with another stockholder and have received only one Notice of Internet Availability, but you would prefer to continue receiving a separate Notice of Internet Availability, you may request a separate copy of the Notice of Internet Availability at no cost to you by writing to our Corporate Secretary at 15 E. 5th St., Ste. 1100, Tulsa, OK 74103, or by calling (918) 838-8822. Alternatively, if you are currently receiving multiple copies of the Notice of Internet Availability at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.
If you are a beneficial owner, the bank, broker or other holder of record may deliver only one copy of the Notice of Internet Availability to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Internet Availability, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Internet Availability and wish to receive a single copy in the future should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.
Forward-Looking Statements
This Proxy Statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Proxy Statement which address activities, events or developments, which we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts” and similar expressions are also intended to identify forward-looking statements. Although we believe that our expectations regarding future events are based on reasonable assumptions, we can give no assurance that such expectations or assumptions will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements are described under Part I, Item 1A, Risk Factors in our fiscal 2025 Annual Report on Form 10-K.
Consequently, all of the forward-looking statements made in this Proxy Statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business operations. We assume no obligation to update publicly, except as required by law, any such forward-looking statements, whether as a result of new information, future events or otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on November 4, 2025
Stockholders may view this proxy statement, the proxy card and our 2025 Annual Report to Stockholders over the Internet at www.proxyvote.com and by accessing our website at matrixservicecompany.com. Information on our website does not constitute a part of this proxy statement.
By Order of the Board,

Justin D. Sheets
Vice President, Legal & Operations Services and Corporate Secretary
September 24, 2025
Tulsa, Oklahoma

APPENDIX A
Matrix Service Company
2026 Employee Stock Purchase Plan
The following constitute the provisions of the 2026 Employee Stock Purchase Plan of Matrix Service Company.
1.
Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parent or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.	Definitions. As used herein, the following definitions shall apply:
a.	“Account” means the account established for record-keeping purposes by the Plan Administrator under the Plan to which will be credited the Participant’s payroll deductions.
b.	“Beneficiary” means the person or entity designated as provided in Section 14 to exercise the Participant’s Option in the case of death.
c.	“Board” means the Board of Directors of the Company.
d.	“Code” means the Internal Revenue Code of 1986, as amended.
e.	“Common Stock” means the Common Stock of the Company, par value $0.01 per share.
f.	“Company” means Matrix Service Company, a Delaware corporation.
g.
“Compensation” means, with respect to any Purchase Period: (i) in the case of an employee normally paid an hourly rate, the employee’s hourly rate at the inception of the Purchase Period multiplied by 2,080, (ii) in the case of an employee normally paid at a weekly rate, the employee’s weekly rate at the inception of the Purchase Period multiplied by 52, (iii) in the case of an employee normally paid at a bi-weekly rate, the employee’s bi-weekly rate at the inception of the Purchase Period multiplied by 26, (iv) in the case of an employee normally paid at a monthly rate, the employee’s monthly rate at the inception of the Purchase Period multiplied by 12; and (v) in the case of an employee normally paid at an annual rate, the employee’s annual rate at the inception of the Purchase Period. Compensation shall be determined by reference to the applicable rate before any deductions pursuant to a salary reduction agreement under any plan qualified under Section 401(k) of the Code or any cafeteria plan under Code Section 125.

h.	“Designated Parent or Subsidiaries” means the Parent or a Subsidiary which has been designated by the Plan Administrator from time to time as eligible to participate in the Plan.
i.
“Effective Date” means January 1, 2026. However, should any Designated Parent or Subsidiary become a participating employer in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

j.
“Employee” means any individual who is an employee of the Company, a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

k.	“Enrollment Date” means the first day of each Purchase Period.
l.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
m.	“Exercise Date” means the first business day following the end of the Purchase Period.

n.
“Fair Market Value” means (A) during such time as the Common Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Common Stock on such stock exchange or exchanges or the NASDAQ/National Market System on the day for which such value is to be determined, or if no sale of the Common Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Common Stock or (B) during any such time as the Common Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

o.	“Option” means the right of a Participant on an applicable Exercise Date to purchase the number of shares of Common Stock as provided in Sections 7 and 8 of the Plan.
p.	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
q.	“Participant” means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.
r.	“Plan” means this Matrix Service Company 2026 Employee Stock Purchase Plan.
s.
“Plan Administrator” means the Compensation Committee of the Board or a subcommittee or officers of the Company delegated discretionary authority for day-to-day administration of the Plan by the Compensation Committee.

t.
“Purchase Period” means any three-month period commencing on (i) January 1 and ending on the last day of March, (ii) commencing April 1 and ending on the last day of June, (iii) commencing July 1 and ending on the last day of September, or (iv) commencing on October 1 and ending on December 31 of each year during which the Plan is in existence.

u.
“Purchase Price” shall mean, with respect to each Purchase Period, an amount equal to 85% to 100% of the Fair Market Value of a share of Common Stock on the Exercise Date of such Purchase Period. The discount to Fair Market Value will be specified by the Plan Administrator prior to each Purchase Period. In the absence of a designation by the Plan Administrator, the Purchase Price will be deemed to be 90% of the Fair Market Value.

v.
“Reserves” means the sum of the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option.

w.	“Subscription Agreement” means with respect to each Purchase Period the form provided by the Company which each Participant must complete to be eligible to participate in the Plan.
x.	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.	Eligibility.
a.
General. Except as provided in Subsections (b)-(d) below, any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date. Only Employees may be granted Options under this Plan.

b.	Limitations on Grant Accrual.
i.
No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(3) of the Code. Thus, no Employee may be granted an Option if such Employee, immediately after the Option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any Subsidiary (if applicable). For purposes of this Subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the Employee may purchase under all outstanding stock options shall be treated as stock owned by the Employee.
ii.
No Participant shall be entitled to participate in the Plan to a greater extent than that permitted under Section 423(b)(8) of the Code. Thus, no Employee may be granted an Option which permits his rights to purchase stock under all such “employee stock ownership plans” of the Company and its parent or any Subsidiary (if applicable) intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. For purposes of this Subsection, (1) the right to purchase Common Stock under an Option accrues when the Option (or any portion thereof) first becomes exercisable during the calendar year; (2) the right to purchase Common Stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such Option is granted) for any one calendar year; and (3) a right to purchase stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

c.
Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees will not be eligible to participate in the Plan for any relevant Purchase Period: (i) any Employee who works for the Company less than 20 hours per week; or (ii) other limits on eligibility as determined by the Plan Administrator n compliance with Section 423.

d.
Exclusion for Hardship Withdrawals. If an Employee receives a “hardship withdrawal” from a cash or deferred arrangement established by the Company under Section 401(k) of the Code, he or she will not be eligible to participate in the Plan for a period of 6 months after receipt of a hardship distribution.

4.	Purchase Periods.
a.
The Plan will be implemented through consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan is sooner terminated in accordance with Section 18 hereof. The maximum duration of a Purchase Period is three (3) months.

b.
A Participant will be granted a separate Option for each Purchase Period in which he/she participates. The Option shall be granted on the Enrollment Date and automatically exercised on the Exercise Date in the Purchase Period.

c.
Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period will neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

5.	Participation.
a.
An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the Subscription Agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period.

b.
Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last day of the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10.

c.
All Employees granted Options hereunder shall have the same rights and privileges provided that the amount of Common Stock which may be purchased by any Employee under Options may bear a uniform relationship to Compensation as described in Section 6 below.

6.	Payroll Deductions.
a.
At the time a Participant files his/her Subscription Agreement, the Participant shall elect to have payroll deductions made during the Purchase Period in fixed dollar amounts of no less than $5 per pay period and an amount not to exceed the Compensation which the Participant receives during any pay period, or a lower amount as determined by the Plan Administrator.

b.	All payroll deductions made for a Participant shall be credited to his/her Account under the Plan. A Participant may not make any additional payments into such Account.
c.
A Participant may discontinue participation in the Plan as provided in Section 10. A Participant may increase or decrease the rate of payroll deductions for a future Purchase Period by filing with the Company a new Subscription Agreement authorizing an increase in the payroll deduction rate at least ten (10) business days before the commencement of the upcoming Purchase Period. A Participant may not increase or decrease the rate of his/her payroll deductions for an existing Purchase Period. A Participant’s Subscription Agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section 10. The Plan Administrator may limit the number of payroll deduction rate changes during any Purchase Period.

d.
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant’s payroll deductions may be decreased to zero percent (0%) during any Purchase Period which is scheduled to end during the current calendar year (the “Current Purchase Period”). Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

7.
Grant of Option. On the Enrollment Date of each Purchase Period, each Participant shall be granted an Option to purchase on the Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the Option will occur as provided in Section 8, and the Option, to the extent not exercised, shall expire on the last day of the Purchase Period.

8.
Exercise of Option. A Participant’s Option for the purchase of shares of Common Stock will be deemed exercised automatically on each Exercise Date and the maximum number of whole shares of Common Stock subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her Account. Any amount remaining in a Participant’s Account following the purchase of shares on the Exercise Date shall be issued in fractional shares. If a Participant withdraws from participation in the Plan as provided in Section 10 hereof or is not eligible to participate in any subsequent Purchase Period, the Participant’s payroll deductions shall be distributed without interest to the Participant as promptly as practicable after receipt of notice of withdrawal. During a Participant’s lifetime, a Participant’s Option to purchase shares of Common Stock hereunder is exercisable only by him/her. In the case of the Participant’s death, a Participant’s Option may be exercised by the Participant’s Beneficiary.

9.
Delivery. As soon as practicable following receipt of a request from a Participant after an Exercise Date, the Company shall evidence the shares of Common Stock purchased by either a book-entry registration or by issuing and delivery a certificate, registered in the Participant’s name, for the number of shares of Common Stock purchased.

10.	Withdrawal; Termination of Employment.
a.
A Participant (or his or her Beneficiary in the case of death) may withdraw all but not less than all the payroll deductions credited to his/her Account and not yet used to exercise his/her Option under the Plan at any time by giving written notice to the Company in the form designated by the Company. All of the Participant’s payroll deductions credited to his/her Account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant’s Option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant completes a new Subscription Agreement for such Purchase Period.

b.
Upon a Participant’s ceasing to be an Employee for any reason or upon termination of a Participant’s employment relationship, the payroll deductions credited to such Participant’s Account during the Purchase Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated.

11.	Interest. The payroll deductions credited to a Participant’s Account under the Plan will not accrue interest.
12.	Common Stock.
a.
The maximum number of shares of Common Stock made available for purchase under the Plan shall be One Million (1,000,000) shares, subject to adjustment as provided in Section 17. If on any Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Plan Administrator shall make an allocation of the shares remaining available for purchase in as uniform a manner as practicable and as it determines to be equitable.

b.
A Participant will have no interest or voting right in shares of Common Stock covered by his/her Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

c.	Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant (or his or her beneficiary, in the case of death).
13.
Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall be final and binding upon all persons.

14.	Designation of Beneficiary.
a.
Each Participant must file a written designation of each Beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death. If a Participant is married and the designated Beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b.
Such designation of Beneficiary may be changed by the Participant (and his/her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a Beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant.

15.
Transferability. Payroll deductions credited to a Participant’s Account and any rights with regard to the exercise of an Option or to receive shares under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.

16.
Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.
Adjustments Upon Changes in Capitalization. The Reserves and the Purchase Price with respect to unexercised Options, shall be adjusted to give effect to any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or the Reserves. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the Purchase Price, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

18.	Amendment or Termination.
a.
The Board may at any time and for any reason terminate or amend the Plan except that without the approval of the stockholders, no amendment shall (i) increase the maximum number of shares under the Plan other than as provided in Section 18, (ii) make the Plan available to persons currently ineligible to participate or (iii) be made if not permitted by Sections 421 or 423 of the Code. A Purchase Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Purchase Period is in the best interests of the Company and its stockholders. No amendment or termination may make any change in any Option theretofore granted which adversely affects the rights of any Participant except as otherwise provided in this Section 18 or Section 17.

b.
Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to limit the frequency and/or number of reductions in the amount withheld during any Purchase Period, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

19.
Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

20.
Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares of Common Stock pursuant thereto complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no Options shall be exercised or shares of Common Stock issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 22.

21.
Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 18.

22.
Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. If such stockholder approval is obtained at a duly held stockholders’ meeting, the Plan must be approved by the holders of outstanding capital stock of the Company representing a majority of the votes cast at such stockholders’ meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan.

23.
No Employment Rights. The Plan does not, directly or indirectly, create any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

24.
Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

25.
Applicable Law. The laws of the State of Oklahoma (excluding that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

APPENDIX B
Third Amendment to Matrix Service Company 2020 Stock and
Incentive Compensation Plan
Pursuant to the authority granted to the Board of Directors of Matrix Service Company in Section 10.1 of the 2020 Stock and Incentive Compensation Plan (the “Plan”) and as approved by the stockholders at its annual meeting on November 4, 2025, the Plan is hereby amended to increase the number of shares authorized under the Plan by 1,025,000 as follows:
Paragraph 4.1(a)(i) of the Plan is hereby amended and restated to provide as follows:
“(i)	Five million (5,000,000) Shares, plus”
Except as otherwise provided in this Amendment, the Matrix Service Company 2020 Stock and Incentive Compensation Plan is ratified and confirmed in all respects.
EXECUTED this     day of           , 2025.

MATRIX SERVICE COMPANY, a Delaware corporation

ATTEST:

By
Secretary

B-1

BOARD OF DIRECTORS.

John D. Chandler
Board Chair

John R. Hewitt
President and
Chief Executive Officer

Jose L. Bustamante
Director

Martha Z. Carnes
Chair of Audit Committee

Carlin G. Conner
Chair of Compensation Committee

Liane K. Hinrichs
Chair of Nominating
and Corporate Governance Committee

James H. Miller
Chair of Project Risk Committee

EXECUTIVE OFFICERS.

John R. Hewitt
President and
Chief Executive Officer

Kevin S. Cavanah
Vice President and
Chief Financial Officer

Shawn P. Payne
President, Engineering
and Construction

Nancy E. Austin
Vice President and
Chief Administrative Officer

Douglas J. Montalbano
President,
Matrix NAC

Justin D. Sheets
Vice President, Legal
and Operations Services

MATRIX SERVICE COMPANY

Matrix Service Company is an Equal Opportunity/Affirmative Action employer and does not discriminate against any employee or applicant for employment because of race, color, religion, gender, sexual orientation, national origin, age, genetic information, disability, veteran status, marital status, or any other legally protected characteristic or category.

MATRIX SERVICE COMPANY

MATRIX SERVICE COMPANY
15 EAST 5TH STREET
SUITE 1100
TULSA, OK 74103

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on November 3, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTRX2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on November 3, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

Nominees	For	Against	Abstain
1a. Jose L. Bustamante	☐	☐	☐
1b. Martha Z. Carnes	☐	☐	☐
1c. John D. Chandler	☐	☐	☐
1d. Carlin G. Conner	☐	☐	☐
1e. John R. Hewitt	☐	☐	☐
1f. Liane K. Hinrichs	☐	☐	☐
1g. James H. Miller	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To ratify the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2026.	☐	☐	☐
3. Advisory vote on named executive officer compensation.	☐	☐	☐
4. To approve the Matrix Service Company 2026 Employee Stock Purchase Plan.	☐	☐	☐
5. To approve a proposal to amend the Company's 2020 Stock and Incentive Compensation Plan to increase the number of shares of Common Stock of the Company authorized for issuance thereunder from 3,975,000 to 5,000,000.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

R2.09.05.010

0000683344_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

MATRIX SERVICE COMPANY
Annual Meeting of Stockholders
November 4, 2025 10:00 AM Central Standard Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kevin S. Cavanah and John R. Hewitt, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MATRIX SERVICE COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Central Standard Time on November 4, 2025 at www.virtualshareholdermeeting.com/MTRX2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000683344_2 R2.09.05.010